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                                                                 Exhibit 99.4(c)


                           REVOLVING CREDIT AGREEMENT

                          Dated as of November 1, 1999

                                      among

                             ALPHA INDUSTRIES, INC.,

                         TRANS-TECH, INC., as Borrowers,

                   FLEET NATIONAL BANK, as a Bank and as Agent

                                       and

                         SILICON VALLEY BANK, as a Bank

                         ------------------------------

                         Revolving Line of Credit Loans

                                   $10,000,000

                             -----------------------



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                           REVOLVING CREDIT AGREEMENT

                  This REVOLVING CREDIT AGREEMENT, dated as of November 1, 1999 (the "AGREEMENT") by and among ALPHA INDUSTRIES, INC., a Delaware corporation with its principal place of business at 20 Sylvan Road, Woburn, Massachusetts 01801 ("ALPHA"), TRANS-TECH, INC., a Maryland corporation with its principal place of business at 5520 Adamstown Road, Adamstown, Maryland ("TRANS-TECH"), and FLEET NATIONAL BANK, successor in interest to Fleet Bank of Massachusetts, N.A., a national banking association with its principal place of business at Fleet Center, One Federal Street, Boston, Massachusetts 02110 (together with its successors, "FLEET"), and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" (together with its successors, "SVB" and, together with its successors as well as Fleet, a "LENDER" and collectively, together with their respective successors, the "LENDERS"). Alpha and Trans-Tech are sometimes each referred to herein as a "BORROWER" and together as the "BORROWERS". Fleet in its capacity as agent for the Lenders is referred to herein as the "Agent". This Agreement supercedes in its entirety that certain Credit Agreement, to which both the Borrowers and the Lenders are parties, dated as of October 1, 1997, as amended as of September 30, 1998 (the "1997 CREDIT AGREEMENT").

         SECTION 1. Revolving Line of Credit Loans.

                  1.1 AMOUNT. Subject to and upon the terms and conditions set forth below, each of the Lenders severally agrees to make loans (each a "REVOLVING LINE OF CREDIT LOAN" and collectively, the "REVOLVING LINE OF CREDIT Loans") to the Borrowers under this Section 1.1 from time to time to and including October 31, 2000 (the "REVOLVING LINE OF CREDIT COMMITMENT EXPIRATION DATE"), unless earlier terminated pursuant to Section 1.7, in an aggregate principal amount not to exceed at any one time outstanding their respective Revolving Line of Credit Commitments as set forth in Section 1.2 below (together, the "TOTAL REVOLVING LINE OF CREDIT COMMITMENT"), subject to the limitation set forth in Section 1.5. Within the limit of the Revolving Line of Credit Commitment, the Borrowers may borrow, repay and reborrow at any time or from time to time until the Revolving Line of Credit Commitment Expiration Date, or the termination of the Revolving Line of Credit Commitment, whichever occurs earlier.

                  1.2 REVOLVING LINE OF CREDIT COMMITMENTS. The Total Revolving Line of Credit Commitment shall be $10,000,000 in the aggregate; the Revolving Line of Credit Commitment of SVB shall be $2,500,000; and the Revolving Line of Credit Commitment of Fleet shall be $7,500,000

                  1.3 REVOLVING LINE OF CREDIT NOTES. The Revolving Line of Credit Loans made by each Lender shall be evidenced (i) in the case of SVB, by a promissory note payable to the order of SVB with interest in accordance with the terms of the Promissory Note of the Borrowers to be issued in substantially the form of attached EXHIBIT A-1, dated the date hereof and (ii) in the case of Fleet by a promissory note payable to the order of Fleet with interest in accordance with the terms of the Promissory Note of the Borrowers to be issued in substantially the form of attached EXHIBIT A-2, dated the date hereof (each a "REVOLVING LINE OF CREDIT NOTE" and together the "REVOLVING LINE OF CREDIT NOTES"). Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction or mutilation of a Revolving Line of Credit Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such a Revolving Line of Credit or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

                  1.4 REQUESTS FOR REVOLVING LINE OF CREDIT LOANS. Whenever either Borrower desires to obtain a Revolving Line of Credit Loan, such Borrower shall notify Fleet in accordance with the provisions of 2.6 below. Not later than 1:00 p.m. (Boston time) on the date specified for the making of each such Revolving Line of Credit Loan, each Lender shall make available to Fleet, at Fleet's principal office, an amount equal to such Lender's respective Revolving Line of Credit Commitment Percentage multiplied by the amount of the Revolving Line of



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Credit Loan requested as set forth above. Subject to the terms and conditions of this Agreement, the amount so received by Fleet shall be made available to the Borrowers by crediting the same in immediately available funds, to Alpha's regular deposit account with Fleet.

                  1.5 LIMIT ON REVOLVING LINE OF CREDIT LOANS. The Borrowers shall not permit, or request any advance or the issuance of any Letter of Credit hereunder that would cause, the sum of (a) the aggregate unpaid principal amount of all Revolving Line of Credit Loans under the Total Revolving Line of Credit Commitment and (b) Aggregate Letter of Credit Usage (the sum of (a) and (b), the "REVOLVING EXTENSIONS OF CREDIT") to exceed at any time an amount equal to the Total Revolving Line of Credit Commitment. If at any time the aggregate principal amount of all Revolving Extensions of Credit exceeds the Total Revolving Line of Credit Commitment, the Borrowers shall, on the next Banking Day, prepay such excess principal amount together with accrued interest thereon at the applicable rate.

                  1.6 MATURITY DATE OF REVOLVING LINE OF CREDIT LOANS. All Revolving Line of Credit Loans shall mature and the total unpaid principal amount thereunder shall be due and payable on October 31, 2000 (the "REVOLVING LINE OF CREDIT MATURITY DATE"), at which time all amounts advanced under this
Section 1 shall be immediately due and payable.

                  1.7 TERMINATION OF REVOLVING LINE COMMITMENT. The Borrowers, upon (a) notice to the Lenders in accordance with the provisions of Section 2.6 and (b) the repayment in full of the outstanding principal balance of the Revolving Line of Credit Loans (and accrued interest thereon) and the payment in full of the unpaid balance of the Commitment Fee provided for in Section 4.8 through the Revolving Line of Credit Commitment Expiration Date together with any expenses or other fees owed by the Borrowers to the Lenders under or pursuant to this Agreement, may elect to permanently terminate the Total Revolving Line of Credit Commitment.

                  1.8 LETTERS OF CREDIT.

                  (a) (Borrowers may use up to $3,000,000 of the Revolving Line of Credit Commitment for Letters of Credit to be issued by Fleet, PROVIDED that in each case (a) the relevant Borrower executes and delivers a letter of credit application and reimbursement agreement satisfactory to Fleet and complies with any conditions to the issuance of such Letter of Credit (including payment of any applicable fees); (b) Fleet has approved the form of such Letter of Credit and the purpose of its issuance; (c) such Letter of Credit bears an expiration date not later than 45 days prior to the Revolving Line of Credit Commitment Expiration Date; and (d) the conditions set forth in Sections 4.2 and 4.3 shall have been satisfied as of the date of the issuance of the Letter of Credit.

                  (b) Effective upon the issuance of each Letter of Credit and without any further action of any Lender in respect thereof, Fleet hereby grants to SVB, and SVB hereby acquires from Fleet, a participating interest in such Letter of Credit to the extent of SVB's Revolving Line of Credit Commitment Percentage thereof (the "LETTER OF CREDIT PARTICIPATION"), and SVB agrees that it shall be absolutely liable, without regard to any Default or Event of Default, to the extent of its Revolving Line of Credit Commitment Percentage, to reimburse Fleet on demand for the amount of each draft paid by Fleet under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower, except to the extent such deficiency is attributable to Fleet's gross negligence or intentional misconduct. Fleet shall promptly notify SVB of the issuance of any Letter of Credit under this Section 1.8.

         SECTION 2. Interest Rates; Payments and Optional Prepayments.

                  2.1 Interest Rates.

                  (a) (REVOLVING LINE OF CREDIT LOANS. The Borrowers agree to pay interest on the unpaid principal amount of each Revolving Line of Credit Loan for each day from and including the date such Revolving


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Line of Credit Loan was made to but excluding the date the principal on such
Revolving Line of Credit Loan is due (whether at maturity, by acceleration or otherwise), at the following fluctuating rates per annum:

                   (i) for Prime Rate Loans, at the Prime Rate per annum; and

                  (ii) for LIBOR Loans, at the LIBOR Rate, PLUS 75 basis points per annum.

                  (b) Notwithstanding the foregoing, the Borrowers will pay to the Lenders interest at the applicable Post-Default Rate on any principal of any Revolving Line of Credit Loan, and on any other amount payable by the Borrowers hereunder (but, if such amount is interest, only to the extent legally enforceable), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full. Accrued interest on each Prime Rate Loan and LIBOR Loan shall be payable monthly in arrears on the first day of each month and in any event, upon the payment, prepayment or conversion thereof, but only on the principal so paid or prepaid or converted; PROVIDED THAT interest payable at the Post-Default Rate shall be payable from time to time on demand of any Lender. Promptly after the determination of any interest rate provided for herein or any change therein, each Lender shall notify the Borrowers thereof. Changes in the rate of interest resulting from changes in the Prime Rate shall take place immediately without notice or demand of any kind.

                  Notwithstanding the foregoing provisions of this Section 2.1, if at any time the rate of interest set forth above (the "STATED RATE") exceeds the maximum non-usurious interest rate permissible for any Lender to charge commercial borrowers under applicable law (the "MAXIMUM RATE"), the rate of interest charged on any Borrower Loans by any Lender hereunder shall be limited to the Maximum Rate.

                  In the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Revolving Line of Credit Loans in respect of which such interest was paid or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrowers.

                  All agreements between the Borrowers and the Guarantor and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Lenders in the execution, delivery and acceptance of the Loan Documents to contract in strict compliance with the laws of the Commonwealth of Massachusetts and the State of California from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control ever other provision of all agreements between the Borrowers, the Guarantor and the Lenders.

                  2.2 MANNER AND PLACE OF PAYMENT. All payments under this Agreement or otherwise in respect of any Revolving Line of Credit Loan shall be made not later than 2:00 p.m. (Boston Time) on the date when due and shall be made in lawful money of the United States in immediately available funds at the Office of the Lender which has made such Revolving Line of Credit Loan or by a Borrower's check drawn on the depositary


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account(s) maintained by such Borrower with such Lender payable to such Lender or its order. All payments shall be made without setoff, counterclaim, withholding or reduction of any kind whatsoever. Each Borrower hereby requests and authorizes each Lender to debit any of such Borrower's accounts with such Lender for payments of interest and principal due on the Borrower Loans and any other obligations owing by the Borrowers to such Lender. Each Lender will notify the Borrowers of all debits which such Lender makes against a Borrower's accounts. Any such debits against a Borrower's accounts in no way shall be deemed a setoff.

                  2.3 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. Whenever any payment to be made hereunder or under the Revolving Line of Credit Notes shall be due on a day which is not a Banking Day (or a London Banking Day in the case of a LIBOR Loan), such payment may be made on the next succeeding Banking Day or London Banking Day, as the case may be, and such extension of time shall be included in computing any interest or fees due.

                  2.4 COMPUTATIONS. Interest on the Revolving Line of Credit Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  2.5 MINIMUM AND MAXIMUM AMOUNTS. Each borrowing, conversion and prepayment of principal of Revolving Line of Credit Loans shall be in an aggregate principal amount equal to (a) in the case of LIBOR Loans, $200,000 or a larger multiple of $50,000 and (b) in the case of Prime Rate Loans, without any minimum amount or any minimum integral multiple thereof (conversions or prepayments of Revolving Line of Credit Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods, at the same time hereunder to be deemed separate conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period); PROVIDED that any payment or prepayment in full of any Revolving Line of Credit Loans may be in the aggregate outstanding principal amount thereof.

                  2.6 CERTAIN NOTICES. Notices to the Agent and the Lender with respect to: (a) termination of the Revolving Line of Credit Commitment, (b) borrowings of Revolving Line of Credit Loans, (c) conversions and prepayments of Revolving Line of Credit Loans and of the duration of Interest Periods, shall be irrevocable and shall be effective only if received by the Lender in question not later than 12:00 Noon (Boston time) on the number of Banking Days prior to the date of the termination, borrowing, conversion and/or prepayment specified below:

                                                            Number of
                                                            Banking Days
                                                            Prior Notice
                                                            ------------

         Termination of Commitment                               2

         Borrowings, or prepayment of Prime
         Rate Loans                                              1

         Prepayment of, conversion into, or duration of
         Interest Periods for, LIBOR Loans                       3


Each notice of borrowing, conversion or prepayment shall specify the amount, the Type of the Revolving Line of Credit Loan to be borrowed, converted or prepaid, the date of borrowing, conversion or prepayment (which shall be a Banking Day in the case of the prepayment of a Prime Rate Loan, or a London Banking Day in the case of the conversion or prepayment of a LIBOR Loan) and, in the case of LIBOR Loans, the duration of the Interest Period therefor (subject to the definition of Interest Period). Each such notice of duration of an Interest Period shall specify the Revolving Line of Credit Loans to which such Interest Period is to relate. In the event that the Borrowers fail to

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select the duration of any Interest Period for any LIBOR Loan within the time period and otherwise as provided in this Section 2.6, such LIBOR Loan will be automatically converted into a Prime Rate Loan on the last day of the then current Interest Period for such LIBOR Loan or (if outstanding as Prime Rate Loans) will remain as, or (if not then outstanding) will be made as Prime Rate Loans. The Borrowers right to select LIBOR Loans shall terminate on the Revolving Line of Credit Commitment Expiration Date, or if sooner, immediately upon the occurrence of an Event of Default.

                  2.7 ADDITIONAL COSTS.

                  (a) The Borrowers shall pay to each Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any LIBOR Loans hereunder or its obligation to make any of such Revolving Line of Credit Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any LIBOR Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), in each case resulting from any Regulatory Change which:

                           (1) changes the basis of taxation of any amounts
                  payable to such Lender under this Agreement or the Revolving Line of Credit Note held by such Lender in respect of any LIBOR Loan; or

                           (2) imposes or modifies any reserve, special deposit
                  or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any LIBOR Loan or any deposits referred to in the definition of "LIBOR Rate" below).

Each Lender will notify the Borrowers of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this
Section 2.6 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Such Lender will furnish the Borrowers with a statement, in reasonable detail, setting forth the basis and amount of each request by such Lender for compensation under this Section 2.6.

                  (b) Without limiting the effect of the foregoing provisions of this Section 2.6 in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrowers, the obligation of such Lender to make LIBOR Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect.

                  (c) Determinations and allocations by any Lender for purposes of this Section 2.7 of the effect of any Regulatory Change on its costs of maintaining its obligations to make LIBOR Loans or of making or maintaining LIBOR Loans or on amounts receivable by it in respect of LIBOR Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis, and provided further that in administering this Section each Lender shall not single out the Borrowers for different treatment but shall deal with them on the same basis as the Lender deals with its other customers generally.

                  (d) If the entire amount of any required principal and/or interest is not paid in full within ten (10) Banking Days after the same is due, the Borrowers shall be obligated, on a joint and several basis, to pay the Lenders a late fee equal to five percent (5%) of the required payment.


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                  2.8 LIMITATION ON TYPES OF LOANS. Anything herein to the
contrary notwithstanding, if, with respect to any LIBOR Loans, any Lender determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 9.1 below upon the basis of which the rates of interest for any LIBOR Loan are to be determined do not accurately reflect the cost to such Lender of making or maintaining such LIBOR Loans for the Interest Period therefor, then such Lender shall promptly notify the Borrowers, and so long as such condition remains in effect, such Lender shall be under no obligation to convert Prime Rate Loans into LIBOR Loans and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, either prepay such LIBOR Loans or convert such LIBOR Loans into Prime Rate Loans in accordance with Section 3.12.

                  2.9 ILLEGALITY. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Lender to (a) honor its obligation to make LIBOR Loans hereunder, or (b) maintain LIBOR Loans (identifying the illegality in question in reasonable detail) hereunder, then such Lender shall promptly notify the Borrowers and the other Lender thereof and such Lender's obligation to make LIBOR Loans hereunder shall be suspended until such time as such Lender may again make and maintain LIBOR Loans.

                  2.10 SUBSTITUTE PRIME RATE LOANS. If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Section 2.7, 2.8 or
2.9 hereof, all Revolving Line of Credit Loans which would otherwise be made by such Lender as LIBOR Loans shall be made instead as Prime Rate Loans (and, if an event referred to in Section 2.7(b) or 2.9 has occurred and such Lender so requests, by notice to the Borrowers, each LIBOR Loan of such Lender then outstanding shall be automatically converted into a Prime Rate Loan on the date specified by such Lender in such notice) and, to the extent that LIBOR Loans are so made as (or converted into) Prime Rate Loans, all payments of principal which would otherwise be applied to such LIBOR Loans shall be applied instead to such Prime Rate Loans.

                  2.11 COMPENSATION. Borrowers shall pay to a Lender, upon requests of such Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such lender) to compensate it for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Loan on a date other than the last day of the Interest Period for such Loan; (ii) any failure by Borrowers to borrow a LIBOR Loan on the date specified by Borrowers' written notice; (iii) any failure by Borrowers to pay a LIBOR Loan on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to such Lender a "yield maintenance fee" in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above referenced United States Treasury securities rate and the number of days remaining in the term chose pursuant to the Fixed Rate Election as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to such Lenders upon the payment of a LIBOR Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by Borrowers of the LIBOR Rate. If by reason of an Event of Default, Lenders elect to declare a Revolving Line of Credit Note to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Loan shall become due and payable in the same manner as though the Borrowers had exercised such right of prepayment.

                  2.12 CAPITAL ADEQUACY. If any Lender shall determine that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the foregoing or in the enforcement, interpretation or administration thereof by


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


any Governmental Authority charged with the enforcement, interpretation or administration thereof, or compliance by such Lender or any Person controlling such Lender (a "PARENT") with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Lender or its Parent as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such applicability, adoption, change or compliance (taking into consideration the policies of such Lender (or its Parent) with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within the second Business Day after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction in the rate of return, together with interest on each such amount from the thirtieth day after such demand until payment in full thereof (as well after as before judgement) at the Post-Default Rate. A statement of such Lender, in reasonable detail, claiming compensation under this Section 2.12 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error; PROVIDED that the determination thereof is made on a reasonable basis and PROVIDED, FURTHER, that the Borrowers shall not be obligated to compensate any Lender for any such reduction occurring more than 30 days prior to the time the Lender first notifies the Borrowers of such adoption, implementation, charge or compliance, and provided further that in administering this Section each Lender shall not single out the Borrowers for different treatment but shall deal with them on the same basis as the Lender deals with its other customers generally. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  2.13 OPTIONAL PREPAYMENTS. The Borrowers shall have the right to prepay the Revolving Line of Credit Loans in whole or in part and to convert Revolving Line of Credit Loans of one Type into another Type, without premium or penalty, at any time and from time to time, provided that (i) at the time of the prepayment in full of all Revolving Line of Credit Extensions of Credit, the Borrowers shall pay all interest accrued on the amount prepaid; (ii) the Borrowers shall give the Lender or Lenders in question notice of such prepayment as provided in Section 2.6; (iii) the LIBOR Loans may be converted into Prime Rate Loans only on the last day of an Interest Period thereof; and (iv) such Lender or Lenders shall be paid, at the time of any prepayment of a LIBOR Loan that is being prepaid on other than the last day of an Interest Period therefor, the amount provided for in Section 2.11. Principal amounts repaid or prepaid under the Revolving Line of Credit Notes or under the Revolving Line of Credit Commitments may be reborrowed by the Borrowers subject to the terms hereof; PROVIDED, HOWEVER, that any funds repaid or prepaid on or after the earlier to occur of (a) the Revolving Line of Credit Commitment Expiration Date or (b) the termination of the Revolving Line of Credit Commitment pursuant to Section 1.7 hereof, may not be reborrowed or readvanced thereafter.

         SECTION 3. Guaranty.

                  3.1 GUARANTY. The Borrower Loans have been guaranteed by Alpha Securities Corp., a Massachusetts corporation, 20 Sylvan Road, Woburn, MA 01801 (the "GUARANTOR"). Alpha hereby agrees to take all necessary or appropriate action to cause the Guarantor to execute and deliver a guaranty in the form of EXHIBIT C hereto (the "GUARANTY").

         SECTION 4. Conditions Precedent.

                  The Lenders shall not be obligated to make any of the Revolving Line of Credit Loans to the Borrowers hereunder until the following conditions have been satisfied:

                  4.1 THIS AGREEMENT AND THE REVOLVING LINE OF CREDIT NOTES. This Agreement, the borrowings hereunder, and the Revolving Line of Credit Notes, and all transactions contemplated by this Agreement shall have been duly authorized by the Borrowers. The Borrowers shall have duly executed and delivered to the Lenders this Agreement and the Revolving Line of Credit Notes to the Lenders in form and substance satisfactory to the Lenders and their counsel. The Guarantor shall have duly executed and delivered to the Agent its Guaranty.


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


                  4.2 NO DEFAULT. On the date of this Agreement and on the date of making each Borrower Loan, no Default or Event of Default shall have occurred and be continuing.

                  4.3 CORRECTNESS OF REPRESENTATIONS. On the date of this Agreement and on the date of each Borrower Loan, all representations and warranties made by the Borrowers in Section 5 below or otherwise in writing in connection herewith shall be true and correct with the same effect as though such representations and warranties had been made on and as of today's date, except that representations and warranties expressly limited to a certain date shall be true and correct as of that date.

                  4.4 OPINION OF COUNSEL FOR THE BORROWERS. The Lenders shall have received the favorable opinion of Riemer & Braunstein, counsel for the Borrowers and the Guarantors, in form and substance satisfactory to the Lenders and their counsel.

                  4.5 GOVERNMENTAL APPROVALS. On the date of this Agreement and on the date of each Revolving Line of Credit Loan, all necessary approvals, licenses, permissions, registrations or validations of any Governmental Authority required for the execution, delivery, performance or carrying out of the provisions of this Agreement and the Revolving Line of Credit Notes, or for the validity or enforceability of the obligations incurred thereunder (other than the filing of financing statements as required under Section 4.6 below), shall have been obtained and shall be in full force and effect and copies thereof certified by a duly authorized officer of a Borrower to such effect shall have been delivered to the Lenders.

                  4.6 SUPPORTING DOCUMENTS. On or before the Original Closing Date, there shall have been delivered to the Lenders the following supporting documents:

                  (a) legal existence and corporate good standing certificates with respect to each of the Borrowers and the Guarantor dated as of a recent date issued by the appropriate Secretaries of State or other officials;

                  (b) certificates with respect to the due qualification of Alpha and the Guarantor to do business in Massachusetts dated as of a recent date and issued by the Secretary of State of such jurisdiction;

                  (c) copies of the corporate charter of each of the Borrowers and the Guarantor, certified by the appropriate Secretaries of State or other officials, as in effect on the date thereof;

                  (d) a certificate of the Secretary or Assistant Secretary of each of the Borrowers certifying as to (i) the By-Laws of such Borrower, as in effect on the date thereof; (ii) the incumbency and signatures of the officers of such Borrower who have executed any documents in connection with the transactions contemplated by this Agreement; and (iii) the resolutions of the Board of Directors and, to the extent required by law, the shareholders, of such Borrower authorizing the execution, delivery and performance of this Agreement and the making of any of the Revolving Line of Credit Loans hereunder, and the execution and delivery of the Revolving Line of Credit Notes;

                  (e) a certificate of the Secretary or Assistant Secretary of the Guarantor certifying as to (i) the By-Laws of the Guarantor, as in effect on the date hereof; (ii) the incumbency and signatures of the officers of the Guarantor who have executed any documents in connection with the transactions contemplated by this Agreement; and (iii) the resolutions of the Board of Directors and, to the extent required by law, the shareholders, of the Guarantor authorizing the execution, delivery and performance of the Guaranty;

                  (f) all other information and documents which the Lenders or their counsel may request in connection with the transactions contemplated by this Agreement.

                  4.7 COMMITMENT FEE. In respect of the Revolving Line of Credit Commitments, the Borrowers shall pay to each Lender quarterly in arrears on the last day of each calendar quarter a Facility Fee equal to one-quarter percent (1/4%) per annum of such Lender's Revolving Line of Credit Commitment, PROVIDed, HOWEVer, in the event that the Borrowers request termination of the Total Revolving Line of Credit Commitment, the payment of the unpaid portion of the Facility Fee for the period through the Revolving Line of Credit Commitment Expiration Date shall be accelerated and shall be immediately payable in full in accordance with Section 1.7.

                  4.8 LEGAL MATTERS. All documents and legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to Sullivan & Worcester LLP, special counsel for the Agent.

                  Each borrowing hereunder shall constitute a representation and warranty by the Borrowers to the Lenders that all of the conditions specified in this Section 4 have been complied with as of the time of any such Borrower Loan.

         SECTION 5. Representations and Warranties.

                  In order to induce the Lenders to enter into this Agreement and to make the contemplated Extensions of Credit, the Borrowers hereby represent and warrant as follows (except to the extent qualified by supplemental disclosure set forth on SCHEDULE A hereto) and the following representations and warranties as so qualified shall survive the execution and delivery of this Agreement and any of the Revolving Line of Credit Loans:

                  5.1 CORPORATE STATUS. Each of the Borrowers and each of their respective Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the failure to do so would have a Material Adverse Effect.

                  5.2 NO VIOLATION. Neither the execution, delivery or performance of this Agreement or any other Loan Document, nor consummation of the contemplated transactions will contravene any law, statute, rule or regulation to which either of the Borrowers or any of their Subsidiaries is subject or any judgment, decree, franchise, order or permit applicable to either of the Borrowers or any of their Subsidiaries, or will conflict or be inconsistent with or will result in any breach of, or constitute a default under, or result in or require the creation or imposition of any Lien (other than the lien created by the Security Instruments) upon any of the property or assets of either of the Borrowers or any of their Subsidiaries pursuant to, any Contractual Obligation of the Borrowers or any of their Subsidiaries, or violate any provision of the corporate charter or by-laws of either of the Borrowers or any of their Subsidiaries.

                  5.3 CORPORATE POWER AND AUTHORITY. The execution, delivery and performance of this Agreement and the other Loan Documents are within the corporate powers of each of the Borrowers and have been duly authorized by all necessary corporate action.

                  5.4 ENFORCEABILITY. This Agreement and each other Loan Document constitutes a valid and binding obligation of each of the Borrowers enforceable against each Borrower in accordance with its terms, except as be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, whether applied in a court of equity or at law.

                  5.5 GOVERNMENTAL APPROVALS. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or any other Loan Document by the Borrowers, or the taking of any action contemplated hereby or thereby.

                  5.6 FINANCIAL STATEMENTS. (a) The Borrowers have furnished the Lenders with complete and correct copies of the audited consolidated balance sheet of the Borrowers and their Subsidiaries as of the Financial Statements Date, and the related audited consolidated statements of income and of cash flows for the fiscal year of the Borrowers and their Subsidiaries ended on such date, examined by the Accountants. Such financial statements (including the related schedules and notes) fairly present the consolidated financial condition of the Borrowers and their Subsidiaries as of the Financial Statements Date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

                  (b) The Borrower has furnished the Lenders with complete and correct copies of the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as of June 30, 1999, and the related consolidated statements of income and of cash flows for the three-month period ended on such date. Such financial statements (including the related schedules and notes) fairly present the consolidated financial condition of the Borrowers and their Subsidiaries as of June 30, 1999, and the consolidated results of their operations and their consolidated cash flows for the three-month period ended on such date (subject to normal year-end audit adjustments).

                  (c) During the period from the Financial Statements Date to the date hereof: (i) there has been no sale, transfer or other disposition by the Borrowers or any of their Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any Person) material in relation to the consolidated financial condition of the Borrowers and their Subsidiaries at the Financial Statements Date; and (ii) neither the Borrowers nor any of their Subsidiaries has made a Restricted Payment, or agreed or committed to make a Restricted Payment.

                  (d) All the above-referenced financial statements (including the related schedules and notes) have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Accountants and disclosed therein and, in the case of interim financial statements, subject to normal year-end adjustments and the absence of footnotes and schedules). Neither Borrower nor any of their respective Subsidiaries has any material liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments or any Guarantee, which are not disclosed by or included in the above-referenced financial statements or the accompanying notes and there are no unrealized or anticipated losses from any unfavorable commitments of the Borrowers or any of their Subsidiaries which may have a Material Adverse Effect.

                  5.7 NO MATERIAL CHANGE. Since the Financial Statements Date there has been no development or event, nor to the best knowledge of the Borrowers, any prospective development or event, which has had or could have a Material Adverse Effect.

                  5.8 LITIGATION. There are no actions, suits or proceedings pending or threatened against or affecting either of the Borrowers or any of their Subsidiaries before any Governmental Authority, which in any one case or in the aggregate, if determined adversely to the interests of either Borrower or any Subsidiary thereof, would have a Material Adverse Effect.

                  5.9 COMPLIANCE WITH OTHER INSTRUMENTS; COMPLIANCE WITH LAW. Neither Borrower nor any Subsidiary thereof is in default under any Contractual Obligation, where such default could have a Material Adverse Effect. Neither Borrower nor any Subsidiary thereof is in default and or in violation of any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Borrower or any Subsidiary thereof which default or violation could have a Material Adverse Effect, provided that nothing herein shall prevent the Borrower from contesting in good faith any alleged default or violation by appropriate proceedings diligently conducted where adequate reserves have been established in accordance with GAAP.

                  5.10 SUBSIDIARIES. The Borrowers have no Subsidiaries except as set forth on attached SCHEDULE A.

                  5.11 INVESTMENT BORROWER STATUS; LIMITS ON ABILITY TO INCUR INDEBTEDNESS. Neither Borrower nor any of their Subsidiaries is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

                  5.12 TITLE TO PROPERTY. Each of the Borrowers and each of their Subsidiaries has good and marketable title to all of its properties and assets, including the properties and assets reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as of the Financial Statements Date, except as disclosed on SCHEDULE A and except such as have been disposed of since that date in the ordinary course of business, and none of such properties or assets is subject to any Lien except for (a) Permitted Liens, or
(b) a defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. Each of the Borrowers and each of their Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair such properties or assets. All such leases are valid and subsisting and are in full force and effect.

                  5.13 ERISA. Each of the Borrowers and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

                  5.14 TAXES. All tax returns of the Borrowers and their Subsidiaries required to be filed have been timely filed, all taxes, fees and other governmental charges (other than those being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established) and, in the case of AD VALOREM taxes or betterment assessments, no proceedings to foreclose any lien with respect thereto have been commenced and, in all other cases, no notice of lien has been filed or other action taken to perfect or enforce such lien) shown thereon which are payable have been paid. The charges and reserves on the books of the Borrower and their Subsidiaries for all income and other taxes are adequate, and the Borrower knows of no additional assessment or any basis therefor. The Federal income tax returns of the Borrowers and their Subsidiaries have not been audited within the last three years, all prior audits have been closed, and there are no unpaid assessments, penalties or other charges arising from such prior audits.

                  5.15 ENVIRONMENTAL MATTERS. (a) Each of the Borrowers and each of their Subsidiaries have obtained all Governmental Approvals that are required for the operation of its business under any Environmental Law, except where the failure to so obtain a Governmental Approval would not have a Material Adverse Effect.

                  (b) Each of the Borrowers and each of their Subsidiaries are in compliance with all terms and conditions of all required Governmental Approvals and are also in compliance with all terms and conditions of all applicable Environmental Laws, noncompliance with which would have a Material Adverse Effect.

                  (c) Except as disclosed in SCHEDULE A, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the best knowledge of the Borrowers threatened against the Borrowers or any Subsidiary thereof relating in any way to the Environmental Laws, and there is no Lien of any private entity or Governmental Authority against any property of the Borrowers or any Subsidiary thereof relating in any way to the Environmental Laws.

                  (d) There has been no claim, complaint, notice, or request for information received by the Borrowers with respect to any site listed on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 USC ss. 9601 et seq., or any state list of sites requiring investigation or cleanup with respect to contamination by Hazardous Substances.

                  (e) To the best of the Borrowers' knowledge, there has been no release or threat of release of any Hazardous Substance at any Borrower Property which would likely result in liability being imposed upon either of the Borrowers or any Subsidiary thereof, which liability would have a Material Adverse Effect.

                  5.16 INTELLECTUAL PROPERTY. Each of the Borrowers and each of their Subsidiaries owns or possesses such Intellectual Property and similar rights necessary for the conduct of its business as now conducted, without any known conflict with the rights of others which would have a Material Adverse Effect.

         SECTION 6. Affirmative Covenants.

                  The Borrowers covenant and agree that for so long as this Agreement is in effect and until the Revolving Line of Credit Notes, together with all interest thereon and all other Obligations of the Borrowers to the Lenders are paid or satisfied in full:

                  6.1 MAINTENANCE OF EXISTENCE. Except as disclosed on SCHEDULE A, each of the Borrowers will, and will cause each of their Subsidiaries to, maintain its existence and comply with all applicable statutes, rules and regulations and to remain duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where such qualification or licensing is required by the nature of its business, the character and location of its property, business, or the ownership or leasing of its property, except where such noncompliance or failure to so qualify would not have a Material Adverse Effect, and the Borrowers will, and will cause each of their Subsidiaries to, maintain its properties in good operating condition, and continue to engage in the same business as presently conducted or businesses reasonably related or complementary thereto.

                  6.2 TAXES AND OTHER LIENS. Each of the Borrowers will, and will cause each of their Subsidiaries to, pay when due all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it which, if unpaid, might become a Lien against either Borrower or such Subsidiary or on its property, except liabilities being contested in good faith and by proper proceedings, as to which adequate reserves are maintained on the books of the Borrowers or their Subsidiaries, in accordance with GAAP.

                  6.3 INSURANCE. Each of the Borrowers will, and will cause each of their Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrowers and their Subsidiaries operate, provided that in any event the Borrowers and their Subsidiaries shall maintain or cause to be maintained (a) insurance against casualty, loss or damage covering all property and improvements of the Borrowers and their Subsidiaries in amounts and in respect of perils usually carried by owners of similar businesses and properties in the same general areas in which the Borrowers and their Subsidiaries operate; (b) comprehensive general liability insurance against claims for bodily injury, death or property damage; and (c) workers' compensation insurance to the extent required by applicable law. In the case of policies referenced in clause (b) above, all such insurance shall (i) name the Borrowers and the Lenders as additional insureds as their interests may appear;
(ii) provide that no termination, cancellation or material reduction in the amount or material modification to the extent of coverage shall be effective until at least 30 days after receipt by the Lenders of notice thereof; and (iii) be reasonably satisfactory in all other respects to the Agent, provided that as long as no Event of Default has occurred or is continuing and no casualty could reasonably be expected to have a Material Adverse Effect, the Borrowers shall have the right to use any insurance proceeds to repair or replace damaged or lost equipment or property.

                  6.4 FINANCIAL STATEMENTS, ETC. The Borrowers will furnish to the Lenders:

                  (a) promptly upon the filing thereof by a Borrower with the SEC (and in any event within five (5) days of such filing), copies of any registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents if such forms no longer exist); provided, however, if Alpha ceases to be a "reporting company" under the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, such financial information of the Borrowers as would be required to be reported to the SEC on Form 10-K (which shall be furnished within ninety (90) days after the last day of each fiscal year of the Borrowers) or 10-Q (which shall be furnished within ninety (45) days after the last day of each fiscal quarter of the Borrowers) or their equivalents if such forms no longer exist.

                  (b) at the time of the delivery of the quarterly and yearly financial statements required by Sections 6.4(a) and (b) above, a Compliance Certificate signed by the chief financial officer or the president of Alpha in the form attached to this Agreement as EXHIBIT B, appropriately completed;

                  (c) promptly upon the mailing thereof to the shareholders of the Borrowers generally, copies of all financial statements, reports, proxy statements and other materials;

                  (d) promptly upon request by any Lender, copies of any management letter provided by the Accountants;

                  (e) promptly upon becoming aware of any litigation or other proceeding against any Borrower or any Subsidiary thereof that may have a Material Adverse Effect, notice thereof; and

                  (f) promptly following the request of any Lender, such further information concerning the business, affairs and financial condition or operations of the Borrower and their Subsidiaries as such Lender may reasonably request.

                  6.5 NOTICE OF DEFAULT. As soon as practicable, and in any event, within five (5) Banking Days of becoming aware of the existence of any condition or event which constitutes a Default, the Borrowers will provide each Lender with written notice specifying the nature and period of existence thereof and what action the Borrowers is taking or proposes to take with respect thereto.

                  6.6 Environmental Matters.

                  (a) Each of the Borrowers and each of their Subsidiaries shall comply with all terms and conditions of all applicable Governmental Approvals and all applicable Environmental Laws, except where failure to comply could reasonably be anticipated not to have a Material Adverse Effect.

                  (b) The Borrowers shall promptly notify the Lenders in the event that any executive officer of either Borrower or any employee of the Borrowers primarily responsible for compliance with Environmental Laws becomes aware of:

                  (i) any spill, release, or threat of release of any Hazardous Substance at or from any Borrower Property or by any Person for whose conduct either Borrowers or any Subsidiary thereof is responsible, to the extent such Borrowers is required by Environmental Laws to report such to any Governmental Authority;

                  (ii) any action or notice with respect to a civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against either Borrower or any Subsidiary thereof relating in any way to the Environmental Laws, or any Lien of any Governmental Authority or any other Person against any Borrower Property relating in any way to the Environmental Laws;

                  (iii) any claim made or threatened by any Person against either Borrower or any Subsidiary thereof or any property of either Borrower or any Subsidiary thereof relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Substance pertaining to such property or the business or operations of either Borrower or such Subsidiary; and

                  (iv) any occurrence or condition on any real property adjoining or in the vicinity of any Borrower Property known to the officers or supervisory personnel of either Borrower or any Subsidiary thereof or other employees having responsibility for the compliance by either Borrower or any Subsidiary thereof with Environmental Laws, without any independent investigation, which does cause, or could cause, such Borrower Property, or any part thereof, to contain Hazardous Substances in violation of any Environmental Laws, or which does cause, or could cause, such Borrower Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof by either Borrower or any Subsidiary thereof.

                  (c) Each Borrower will, and will cause each of their Subsidiaries to, at its own cost and expense, and within such period as may be required by applicable law or regulation, initiate all remedial actions and thereafter diligently prosecute such action as shall be required by law for the cleanup of such Borrower Property, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws and shall further pay or cause to be paid, at no expense to the Lenders, all cleanup, administrative, and enforcement costs of applicable Government Authorities which may be asserted against such Borrower Property.

                  6.7 ERISA INFORMATION. If and when either Borrower or any member of the Controlled Group (a) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, (b) receives notice of complete or partial withdrawal liability under Title IV of ERISA or (c) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer the Plan, the Borrowers shall in each such instance promptly furnish to the Lenders a copy of any such notice.

                  6.8 INSPECTION. Each Borrower will, upon the request of the Lenders, permit a representative of the Lenders (including any field examiner or auditor retained by the Lenders) to inspect and make copies of the Borrowers' books and records, and to discuss its affairs, finances and accounts with its officers and accountants, at such reasonable times and as often as the Lenders may reasonably request and cause each of their Subsidiaries to do so. Each Lender will maintain the confidentiality of any non-public information relating to the Borrowers and their Subsidiaries which has been identified in writing as confidential on the information itself or otherwise (the "Confidential Information") and, except as provided below, will exercise the same degree of care that such Lender exercises with respect to its own proprietary information to prevent the unauthorized disclosure of the Confidential Information to third parties. Confidential Information shall not include data or information that either: (a) is in or becomes part of the public domain or is already in the knowledge or possession of such Lender when disclosed to such Lender, without breach of this Agreement; or (b) is disclosed to such Lender by a third party, provided such Lender does not have actual knowledge that such third party is prohibited from disclosing such information. The terms of this Section shall not apply to disclosure of Confidential Information by either Lender that is, in the good faith opinion of such Lender, compelled by laws, regulations, rules, orders or legal process or proceedings or is disclosed to: (a) any party, including a prospective participant, who has signed a confidentiality agreement containing terms substantially similar to those contained herein; and (b) examiners, auditors and investigators having regulatory authority over such Lender.

                  6.9 USE OF PROCEEDS. The Borrowers shall use the proceeds of the borrowings under the Revolving Line of Credit Notes for the general corporate purposes of the Borrowers, including, without limitation, providing liquidity for working capital, capital expenditures, stock repurchases and acquisitions to the extent permitted under Section 7.3 below. Without limiting the foregoing, no part of such proceeds will be used for the purpose of purchasing or carrying any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

                  6.10 FURTHER ASSURANCES. Each Borrower will, and will cause each of their Subsidiaries to, execute and deliver to the Lenders any writings and do all things necessary, effectual or reasonably requested by the Lenders to carry into effect the provisions and intent of this Agreement or any other Loan Document.

                  6.11 SUBSIDIARIES. Each Borrower shall immediately notify each Lender of the organization of any additional foreign or domestic Subsidiaries of the Borrowers. The Lenders may require that any Subsidiaries become parties to any of the Loan Documents as guarantors or sureties.

         SECTION 7. Negative Covenants.

                  Each of the Borrowers covenants and agrees that for so long as this Agreement is in effect and until the Revolving Line of Credit Notes, together with all interest thereon and all other Obligations of the Borrower to the Lenders are paid or satisfied in full, without the prior written consent of all the Lenders:

                  7.1 ERISA The Borrowers will not permit any pension plan maintained by either Borrower or by any member of a "Controlled Group" (ERISA ss.210(c) or ERISA ss.210(d)) of which either Borrower is a member to: (a) engage in any "prohibited transaction" (ERISA ss.2003(c)); (b) fail to report to the Lenders a "reportable event" (ERISA ss.4043) within 30 days after its occurrence or as to any reportable event as to which the 30-day notice period requirement of Section 4043(b) of Title IV of ERISA has been waived by the PBGC, within 30 days of such time as the Borrower is requested to notify the PBGC of such reportable event; (c) incur any "accumulated funding deficiency" (ERISA ss.302); (d) terminate its existence at any time in a manner which could result in the imposition of a Lien on the property of the Borrower or any Subsidiary thereof; or (e) fail to report to the Lenders any "complete withdrawal" or "partial withdrawal" by the Borrower or an affiliate from a "multiemployer plan" (ERISA ss.ss.4203, 4205, and 4001, respectively). The quoted terms are defined in the respective sections of ERISA cited above.

                  7.2 TRANSACTIONS WITH AFFILIATES. Subject to the provisions of
Section 7.8, neither Borrower will and nor permit any of their Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, or engage in any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Borrowers, unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Borrowers' or such Subsidiary's business, and is (a) in the case of any transaction, between any Borrower and its Subsidiaries or between the Subsidiaries, is duly accounted for in accordance with GAAP, and
(b) in the case of transactions with other Affiliates, is upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary as those that could be obtained in a comparable arm's length transaction with a Person which is not an Affiliate but is a significant and valued customer.

                  7.3 CONSOLIDATION, MERGER OR ACQUISITION. Neither Borrower will, nor permit any of their Subsidiaries to, merge or consolidate with or into any other Person, or make any acquisition of the business of any other Person unless it obtains the prior written consent of the Lenders; PROVIDED that any Subsidiary may merge into a Borrower or any wholly-owned Subsidiary of a Borrower, and PROVIDED, FURTHER that either Borrower and their Subsidiaries may make an acquisition or effectuate a merger with another Person as long as (a) no Event of Default would arise as a result of such transaction or is otherwise reasonably expected to occur during the four fiscal quarters immediately following such transaction and the Borrowers furnishes to the Lenders in advance of such transaction PRO FORMA financial information reasonably demonstrating the foregoing; (b) the other Person is engaged in the same or a related line of business; (c) there is no change in the senior management of the Borrowers; (d) in the case of any merger, the Borrower or its Subsidiary is the surviving entity; and (e) the aggregate value of cash consideration paid by the Borrowers and their Subsidiaries in connection with such transactions between the date of this Agreement and the Revolving Line of Credit Committed Expiration Date does not exceed $25,000,000.

                  7.4 DISPOSITION OF ASSETS. Neither Borrower will nor permit any of their Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, accounts receivable and leasehold assets), whether now owned or hereafter acquired, except:

                  (a) excess, obsolete or worn out property disposed of in the ordinary course of business;

                  (b) the sale or other disposition of any property in the ordinary course of business, PROVIDED that the aggregate book value of all assets (other than inventory) so sold or disposed of in any period of twelve consecutive months shall not exceed 10% of the consolidated total assets of the Borrowers and their Subsidiaries as at the beginning of such twelve-month period; and

                  (c) the sale of inventory in the ordinary course of business.

                  7.5 INDEBTEDNESS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness payable to the Lenders in connection with this Revolving Credit Agreement;

                  (b) existing Indebtedness, including Subordinated Debt, if any, listed on SCHEDULE A hereto;

                  (c) Subordinated Debt incurred by either Borrower after the date hereof; PROVIDED that, giving effect to the incurrence of such Subordinated Debt and to the receipt and application of the proceeds thereof, no Default shall have occurred and be continuing; and

                  (d) Purchase Money Indebtedness and Capital Lease Obligations in an aggregate amount not in excess of $5,000,000 in any fiscal year.

                  7.6 LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its properties or assets, except the following (collectively, "PERMITTED LIENS"):

                  (a) Liens for taxes not delinquent or being contested in good faith and by proper proceedings, as to which adequate reserves are maintained on the books of the Borrowers or their Subsidiaries in accordance with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's or similar liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue, or being contested in good faith and by proper proceedings and as to which adequate reserves with respect thereto are maintained on the books of the Borrowers and their Subsidiaries in accordance with GAAP;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                  (d) security deposits made to secure the performance of leases, licenses and statutory obligations incurred in the ordinary course of business;

                  (e) Liens in favor of Fleet as Agent for the Lenders under the Loan Documents;

                  (f) existing Liens, if any, listed on SCHEDULE A hereto; PROVIDED that no such Lien is spread to cover any additional property after the date hereof, and that the amount of the Indebtedness secured thereby is not increased;

                  (g) Purchase Money Security Interests securing Purchase Money Indebtedness permitted under Section 7.5(d) above;

                  (h) Liens with respect to Indebtedness secured by real property having a fair market value in excess of the Indebtedness so secured;

                  (i) Liens securing Indebtedness under Capital Lease Obligations permitted under Section 7.5(d); and

                  (j) Encumbrances on real property, such as easements, rights of way, and zoning restrictions, which do not, individually or in the aggregate, materially interfere with the use of the property in the conduct of the Borrower's or a Subsidiary business.

                  7.7 RESTRICTED PAYMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, declare or make any Restricted Payment, provided that, however, Alpha (a) may make cash expenditures in an aggregate amount of up to $1,500,000 in any fiscal year in order to redeem shares of capital stock of Alpha under the Borrower's employee benefits plans and (b) make stock repurchases of the capital stock of Alpha on the open market pursuant to a stock repurchase plan approved by the board of directors of Alpha in an amount not to exceed $40,000,000 in any year.

                  7.8 INVESTMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, make, maintain or acquire any Investment in any Person other than:

                  (a) Investments permitted pursuant the investment policy of Alpha in effect on the date hereof and attached hereto as EXHIBIT D, subject to any changes in such investment policy which are approved by the Chief Financial Officer of Alpha (subject to the approval, which shall not be unreasonably withheld, of the Majority Lenders);

                  (b) Investments by either Borrower in the other Borrower or the Guarantor and Investments by the Guarantor in either Borrower;

                  (c) Investments by the Borrowers in their Subsidiaries other than the Guarantor; PROVIDED that the sum of (A) the aggregate amount of all Investments made after October 31, 1999 by the Borrowers in their Non-Guarantor Subsidiaries and (B) the outstanding amount of any Indebtedness of any Non-Guarantor Subsidiary of the Borrowers that is Guaranteed pursuant to this subparagraph (c), may not exceed $1,000,000 at any time, provided, however, nothing in this Section 7.8 shall prohibit Investments by the non-Guarantor Subsidiaries in the Borrowers;

                  (d) existing joint ventures, partnerships or strategic alliances listed on SCHEDULE A and joint ventures, partnerships or strategic alliances formed hereafter and approved in writing in advance by the Majority Lenders;

                  (e) securities of a corporation or limited liability company engaged in a line of business complimentary to that of the Borrowers but not constituting a Subsidiary, provided such Investment is approved in advance in writing by the Majority Lenders, except for nominal holdings of the securities of competitors; and

                  (f) authorized loans to employees, sales representatives and vendors of the Borrowers and their Subsidiaries provided that the aggregate principal amount of such loans outstanding at any one time may not exceed $500,000 at any time.

                  7.9 SALE AND LEASEBACK. Neither Borrower nor any of their Subsidiaries shall enter into any arrangement having a transactional amount in excess of $5,000,000, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that such Borrowers or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

                  7.10 ADDITIONAL STOCK ISSUANCE BY SUBSIDIARIES. The Borrowers shall not permit any of their Subsidiaries to issue any additional shares of its capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Borrowers.

                  7.11 QUICK RATIO. The Borrowers will not permit the Quick Ratio at the end of any quarter to be less than 1.5 to 1.

                  7.12 MINIMUM PROFITABILITY. The Borrowers shall not permit total EBITDA for the four fiscal quarters then ended to be less than $18,000,000 at the end of any fiscal quarter.

                  7.13 TANGIBLE NET WORTH. The Borrowers shall not permit the Tangible Net Worth at the end of any fiscal quarter to be less than $100,000,000.

                  7.14 CAPITAL EXPENDITURES. Neither the Borrowers nor any of their Subsidiaries shall purchase or agree to purchase, or incur any obligations (including that portion of the obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Borrowers and their Subsidiaries) for any equipment or other property constituting fixed assets in any fiscal year in excess of $40,000,000.

         SECTION 8. EVENTS OF DEFAULT.

                  8.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "Event of Default" hereunder:

                  (a) The Borrowers (i) shall default in the due and punctual payment of principal or interest on any Borrower Note, or (ii) shall fail to make payment of any other amount due under any Loan Document within four (4) days of the date on which the Lenders notify the Borrower that such amount is due or on which demand is made therefor, and provided that any neglect or delay by of a Lender to execute a previously agreed debit of an account of a Borrower under the control of such Lender shall not constitute a default or failure to pay until such notice is given or demand made; or

                  (b) Any representation, warranty or statement made herein or any other Loan Document, or in any certificate or statement furnished pursuant to or in connection herewith or therewith, shall prove to be incorrect, misleading or incomplete in any material respect on the date as of which made or deemed made; or

                  (c) The Borrowers shall default in the performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to Sections 7.3 and 7.11 through 7.14; or

                  (d) The Borrowers shall default in the performance or observance of any term, covenant or agreement on their part to be performed or observed pursuant to any of the provisions of this Agreement or any other Loan Document (other than those referred to in paragraphs 8.1(a) through 8.1(c) above) and such default shall continue unremedied for a period of ten (10) Banking Days after the occurrence of such default; or

                  (e) Any obligation of the Borrowers or any Subsidiary thereof in an amount in excess of $250,000 in respect of any Indebtedness (other than the Revolving Line of Credit Notes) or any Guarantee shall be declared to be or shall become due and payable prior to the stated maturity thereof, or such Indebtedness or Guarantee shall not be paid as and when the same becomes due and payable, or there shall occur and be continuing any default under any instrument, agreement or evidence of indebtedness relating to any such Indebtedness the effect of which is to permit the holder or holders of such instrument, agreement or evidence of indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity, provided that no default shall be deemed to exist under this Section 8.1 due to an event referenced in this
Section 8.1 so long as Borrower cures within any applicable grace period and, thereafter no default under this Section 8.1 shall be deemed to be continuing after such default has been cured; or

                  (f) The Borrowers or a Subsidiary thereof shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors,
(iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or
(vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Borrowers or any Subsidiary thereof in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up of either Borrower or any Subsidiary, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of either Borrower or any Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of either Borrower or any Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against either Borrower or any Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (h) A judgment or judgments for the payment of money in excess of $250,000 (net of insurance proceeds) in the aggregate shall be rendered against either Borrower or any Subsidiary thereof and any such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

                  (i) Either Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it is obligated to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000 shall be filed under Title IV of ERISA by either Borrower or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against either Borrower or any member of the Controlled Group to enforce Sections 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or there shall occur a complete or partial withdrawal form, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause either Borrower or one or more members of the Controlled Group to incur a current payment obligation in excess of $100,000; or

                  (j) Either Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of any agreement with the Lenders or any instrument delivered in favor of any Lender (other than, in either case, a Loan Document), and such default shall continue unremedied beyond the grace period (if any) provided for therein; or

                  (k) Either Borrower shall make any payment on account of its Subordinated Debt, except to the extent such payment is expressly permitted hereby or under any subordination agreement entered into with the Lenders; or

                  (l) a Change of Control Event has occurred in respect of any Borrower or any of their Subsidiaries.

                  8.2 REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default described in Sections 8.1(f) and 8.1(g), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the option of the Agent and upon the Agent's declaration:

                  (i) the Revolving Line of Credit Commitments of each Lender shall be terminated;

                  (ii) the unpaid principal amount of any Revolving Line of Credit Loans, together with accrued interest, any facility fee and all other amounts payable hereunder and under the Borrower Notes shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

                  (iii) the Agent and the Lenders may exercise any and all rights they have under this Agreement, the other Loan Documents or at law or in equity, and proceed to protect and enforce their respective rights by any action at law or in equity or by any other appropriate proceeding.

No remedy conferred upon the Agent or the Lenders in this Agreement or any other Loan Document is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or by any other provision of law.

         SECTION 9. The Agent

                  9.1 Appointment of Agent; Powers and Immunities.

                  (a) Each Lender hereby irrevocably appoints and authorizes Fleet to serve as the Agent hereunder and to act as its agent hereunder and under the other Loan Documents in such capacity. Each Lender irrevocably authorizes the Agent to take such action on behalf of each of the Lenders and to exercise all such powers as are expressly delegated to the Agent hereunder and in the other Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Lender except those expressly set forth in this Agreement.

                  (b) Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, neither the Agent nor any of its Affiliates shall be responsible to the Lenders for or have any duty to ascertain, inquire into or verify: (i) any recitals, statements, representations or warranties made by the Borrowers or any of their Subsidiaries or any other Person whether contained herein or otherwise; (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein; (iii) any failure by the Borrowers or any of their Subsidiaries or any other Person to perform its obligations under any of the Loan Documents; (iv) the satisfaction of any conditions specified in Section 4 hereof; (v) the existence, value, collectibility or adequacy of any collateral or any part thereof or the validity, effectiveness, perfection or relative priority of any liens and security interests of the Lenders therein; or (vi) the filing, recording, refiling, continuing or re-recording of any financing statement or other document or instrument evidencing or relating to the security interests or liens of the Lenders in any collateral, PROVIDED, HOWEVER, the Agent shall have the duty, subject to the terms of this Section 9, to take notice of and to act upon any matter brought to its attention by a Lender.

                  (c) The Agent may employ agents, attorneys and other experts, shall not be responsible to any Lender for the negligence or misconduct of any such agents, attorneys or experts selected by it with reasonable care and shall not be liable to any Lender for any action taken, omitted to be taken or suffered in good faith by it in accordance with the advice of such agents, attorneys and other experts. Fleet in its separate capacity as a Lender shall have the same rights and powers under the Loan Documents as the other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and Fleet and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers as if it were not the Agent.

                  9.2 ACTIONS BY AGENT. (a) The Agent shall be fully justified in failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Lenders and shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Line of Credit Notes.

                  (b) Whether or not an Event of Default shall have occurred, the Agent may from time to time exercise such rights of the Agent and the Lenders under the Loan Documents as it determines may be necessary or desirable to protect the Collateral and the interests of the Agent and the Lenders therein and under the Loan Documents.

                  (c) The Agent shall not incur any liability by acting in reliance on any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  9.3 INDEMNIFICATION. Without limiting the obligations of the Borrowers hereunder or under any other Loan Document, the Lenders agree to indemnify the Agent, ratably in accordance with their respective Revolving Line of Credit Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, HOWEVER, that no Lender shall be liable for any of the foregoing to the extent they result from the gross negligence or willful misconduct of the Agent.

                  9.4 REIMBURSEMENT. Without limiting the provisions of Section 9.3, the Lenders and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent, refund to the Agent the sum paid to that Person. If the Agent in good faith reasonably concludes that the distribution of any amount received by it in such capacity hereunder or under the Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  9.5 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender represents that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Borrowers of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, if any, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning any person which may come into the possession of the Agent or any of its affiliates. Each Lender shall have access to all documents relating to the Agent's performance of its duties hereunder at such Lender's request. Unless any Lender shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of Section 11.6(b) are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Lender shall conclusively be presumed to have approved the same.

                  9.6 RESIGNATION OR REMOVAL OF AGENT. The Agent may resign at any time by giving 30 days prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be Fleet or another financial institution reasonably acceptable to the Borrowers and shall be a Lender or another financial institution having a combined capital and surplus in excess of $100,000,000. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be reasonably acceptable to the Borrowers and shall be a financial institution having a combined capital and surplus in excess of $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  9.7 Ratable Sharing

                  The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE") to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify the Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrowers expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         SECTION 10. Definitions.

                  10.1 Certain Definitions.

                  "ACCOUNTANTS" means KMPG Peat Marwick or another accountant firm of national reputation or other certified public accountants selected by the Borrower and approved by the Lenders.

                  "AFFILIATE" means, with respect to any specified Person (the "SPECIFIED PERSON"), any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, the Specified Person and, without limiting the generality of the foregoing, includes (i) any director or officer of the Specified Person or any Affiliate of the Specified Person, (ii) any such director's or officer's parent, spouse, child or child's spouse (a "RELATIVE"), (iii) any group acting in concert, of one or more such directors, officers, relatives or any combination thereof (a "GROUP"), (iv) any Person controlled by any such director, officer, relative or group in which any such director, officer, relative or group beneficially owns or holds 5% or more of any class of voting securities or a 5% or greater equity or profits interest and
(v) any Person or group which beneficially owns or holds 5% or more of any class of voting securities or a 5% or greater equity or profits interest in the Specified Person. For the purposes of this definition, the term "control" when used with respect to any Specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Specified Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGGREGATE LETTER OF CREDIT USAGE" means, at any time, the aggregate at such time of (a) the maximum amount then available to be drawn under all outstanding Letters of Credit, and (b) all then unreimbursed drawings under any Letters of Credit.

                  "AGREEMENT" shall mean this Revolving Credit Agreement.

                  "BANKING DAY" shall mean any day, excluding Saturday and Sunday and excluding any other day which in the Commonwealth of Massachusetts or the State of California is a legal holiday or a day on which banking institutions are authorized by law to close.

                  "BORROWER PROPERTY" means any real property owned, occupied, or operated by either Borrower or any of their Subsidiaries.

                  "CAPITAL LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including FASB Statement No. 13).

                  "CHANGE OF CONTROL EVENT" shall mean, in respect of any Person, the occurrence of any of the following events:

                  (a) such Person merges with or into, another entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any other Person, other than any such transaction in which, immediately after such transaction, the holders of common stock of such Person are entitled to exercise, directly or indirectly, at least a majority of the voting rights attaching to the capital stock of the surviving or transferee Person; or

                  (b) any Person taken together with any Person or Persons acting as a group, with such Person acquiring 50% or more of the issued and outstanding common stock of such Person following an offer by such Person or Persons to acquire the whole or part of the outstanding common stock of such Person.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security (as such term is defined in the Securities Act of 1933, as amended) issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "1997 CREDIT AGREEMENT" shall have the meaning specified in the preamble.

                  "CURRENT LIABILITIES" means, at any time, all liabilities of the Borrowers and their Subsidiaries at such time, on a consolidated basis, that would be classified as current liabilities in accordance with GAAP, including, without limitation, all Indebtedness of the Borrowers and their Subsidiaries payable on demand or maturing within one year of such time, or renewable at the option of the Borrowers or such Subsidiary for a period of not more than one year from such time, and all serial maturity and periodic or installment payments on any Indebtedness, to the extent such payments are required to be made within one year from such time.

                  "DEFAULT" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "EBITDA" shall mean, for any fiscal period, an amount equal to Net Income for such period, plus each of the following (without duplication), to the extent deducted in computing such Net Income: (i) Interest Expense, (ii) taxes accrued, (iii) depreciation, and (iv) amortization of goodwill and other intangibles.

                  "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws, and all regulations, notices or demand letters issued, promulgated or entered thereunder, relating to pollution or protection of the environment and to occupational health and safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or Hazardous Substances into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or Hazardous Substances.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statutes.

                  "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

                  "FINANCIAL STATEMENTS DATE" means date of last audited year end.

                  "GAAP" means accounting principles generally accepted in the United States applied on a consistent basis.

                  "GOVERNMENTAL APPROVALS" shall mean any authorization, consent, order approval, license, lease, ruling, permit, tariff, rate, certification, validation, exemption, filing or registration by or with, or notice to, any Governmental Authority.

                  "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "GUARANTOR" shall have the meaning specified in Section 3.1.

                  "HAZARDOUS SUBSTANCES" shall mean all hazardous and toxic substances, wastes or materials, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, urea formaldehyde insulation, radioactive materials, biological substances, PCBs, pesticides, herbicides and any other kind and/or type of pollutants, or contaminates and/or any other similar substances or materials which, because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, are included under or regulated by any Environmental Laws.

                  "INDEBTEDNESS" of any Person at any date shall mean, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (excluding current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, but including any class of capital stock of such Person with fixed payment obligations or with redemption at the option of the holder), or which is evidenced by a note, bond, debenture or similar instrument, (b) all Capital Lease Obligations of such Person, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and all reimbursement obligations (contingent or otherwise) of such Person in respect of any letters of credit issued for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "INTELLECTUAL PROPERTY" shall have the meaning specified in
Section 5.16.

                  "INTEREST EXPENSE" shall mean, for any fiscal period, the sum (determined without duplication) of the aggregate amount of interest required to be paid during such period on Indebtedness of the Borrowers and their Subsidiaries (on a consolidated basis), including the interest portion of payments under Capital Lease Obligations.

                  "INTEREST PERIOD" means, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is converted from a Prime Rate Loan or the last day of the next preceding Interest Period with respect to such LIBOR Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.6, except that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month.

                  "INVESTMENTS" means, with respect to any Person (the "INVESTOR"), (a) any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise and (b) any Guarantee by either Borrower of any Indebtedness or other obligation of any other Person.

                  "LETTER OF CREDIT" means any commercial letter of credit or standby letter of credit issued by the Lenders or either Lender for the account of either Borrower as provided in this Agreement.

                  "LIBOR LOAN" means, at any time, that principal amount of the Revolving Line of Credit, the interest on which is determined at such time on the basis of rates referred to in the definition of "LIBOR Rate".

                  "LIBOR RATE" means with respect to any Interest Period pertaining to a LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBOR" (or such other page as may replace the LIBOR Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London
Time), on the day that is two (2) London Banking Days prior to the beginning of such Interest Period.

                  If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan as selected by the Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Loan. In the event that the agent is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Requirement with respect to LIBOR deposits of the Agent, then for any period during which such Reserve Requirement shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

                  "LIEN" means any mortgage, pledge, hypothecation, conditional or collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lease that should be capitalized in accordance with GAAP, and the filing of a financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), together with any renewal or extension thereof.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Line of Credit Notes, the Guaranty, and all other agreements and instruments that are from time to time executed in connection with this Agreement, as each of such agreements and instruments may be amended, modified or supplemented from time to time.

                  "LONDON BANKING DAY" shall mean any day, excluding Saturday and Sunday and excluding any other day which in England or the City of London is a legal holiday or a day on which banking institutions are authorized by law to close.

                  "MAJORITY LENDERS" shall mean, at any time while no Loans are outstanding, the Lenders having at least fifty-one percent (51%) of the aggregate amount of the Total Revolving Line of Credit Commitments and, at any time while Loans are outstanding, Lenders holding at least fifty-one percent (51%) of the outstanding aggregate principal amount of the Revolving Line of Credit Loans.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, operations, property, condition (financial or otherwise) or prospects of either Borrower, or of the Borrowers and their Subsidiaries taken as a whole, (b) the ability of either Borrower to perform its obligations under this Agreement, the Revolving Line of Credit Notes or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement, the Revolving Line of Credit Notes or any of the other Loan Documents, or the rights or remedies of the Lenders hereunder or thereunder.

                  "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which either Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the Controlled Group during such five year period.

                  "NET INCOME" or "NET LOSS" for any period in respect of which the amount thereof shall be determined, shall mean the aggregate of the consolidated net income (or net loss) after taxes for such period (taken as a cumulative whole) of the Borrowers and their Subsidiaries, determined in accordance with GAAP, exclusive of the write-up of any asset.

                  "OBLIGATIONS" shall mean all obligations of the Borrowers and their Subsidiaries to the Agent and the Lenders of every kind and nature whether such obligations are now existing or hereafter incurred or created, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including, without limitation, (a) all principal of and interest (including, without limitation, any interest which accrued after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Borrower) on any advance to the Borrowers under the Revolving Line of Credit Notes issued by the Borrowers or pursuant to this Agreement; (b) all other amounts (including, without limitation, any fees or expenses) payable by the Borrowers or the Guarantor under the Loan Documents;
(c) all amounts payable to the Issuing Lender in connection with the issuance of any letter of credit by the Issuing Lender for the account of any Borrower or any drawing thereunder, including, without limitation, any reimbursement obligation and letter of credit fees payable under any letter of credit application or reimbursement agreement executed by the Borrowers in connection with any such letter of credit; and (d) any renewals, refinancings or extensions of any of the foregoing.

                  "OFFICE OF THE LENDERS" shall mean (a) in the case of SVB, the banking office of SVB located at 3003 Tasman Drive, Santa Clara, California 95054, or such other location of which SVB shall notify the Borrowers, and (b) in the case of Fleet, the banking office of Fleet located at One Federal Street, Boston, Massachusetts 02110, or such other location of which Fleet shall notify the Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "PERMITTED LIENS" shall have the meaning set forth in Section 7.6.

                  "PERSON" shall mean and include any individual, firm, corporation, trust or other unincorporated organization or association or other enterprise or any government or political subdivision, agency, department or instrumentality thereof.

                  "PLAN" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (a) maintained by either Borrower or any member of the Controlled Group for employees of either Borrower or any member of the Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which either Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  "POST-DEFAULT RATE" means, in respect of any principal of the Revolving Line of Credit Loans or any other amount payable by either Borrower under this Agreement which is not paid when due (whether at stated maturity, by acceleration or otherwise, a rate per annum during the period commencing on the due date until such amount is paid in full (after as well as before judgment) equal to the sum of 3% plus the higher of (i) the rate of interest applicable to Prime Rate Loans and (ii) in the case of any LIBOR Loan, the rate of interest otherwise applicable to such LIBOR Loan.

                  "PRIME RATE" shall mean the variable per annum rate of interest so designated from time to time by Fleet as its prime rate. The Prime Rate is a reference rate and does not necessarily represent that lowest or best rate being charged to any customer.

                  "PURCHASE MONEY INDEBTEDNESS" shall mean Indebtedness incurred to finance the acquisition of assets or the cost of improvements on real property or leaseholds, in each case in an amount not in excess of the lesser of
(a) the purchase price or acquisition cost of said assets or the cost of said improvements and (b) the fair market value of said assets or said improvements on the date of acquisition of said assets or contract for said improvements.

                  "PURCHASE MONEY SECURITY INTEREST" shall mean (a) a security interest securing Purchase Money Indebtedness, which security interest applies solely to the particular assets acquired with the Purchase Money Indebtedness that said Purchase Money Security Interest secures, and (b) the renewal, extension and refunding of such Purchase Money Indebtedness in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding.

                  "QUICK RATIO" means, at any time, all cash, cash equivalents and accounts receivable, less reserves for doubtful accounts, less advance billings to customers, of the Borrowers and their Subsidiaries at such time, on a consolidated basis, determined in accordance with GAAP, divided by the sum (without duplication) of (a) the aggregate of all Current Liabilities at such time, (b) then outstanding Revolving Extensions of Credit and (c) the current portion of long-term Indebtedness of the Borrowers and their Subsidiaries as determined in accordance with GAAP.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "REGULATORY CHANGE" means any change on or after the date of this Agreement in United States federal, state or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of lenders including the Lenders of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof (other than changes which affect taxes measured by or imposed on the overall net income of any Lender by the jurisdiction in which such Lender has its principal office.

                  "RESERVE REQUIREMENT" means, for any LIBOR Loans for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Lender against "Eurocurrency liabilities" (as such term is used in Regulation D).

                  "RESTRICTED PAYMENT" means, with respect to either Borrower or any Subsidiary thereof, (a) any dividend or other distribution on any shares of capital stock of Stock Borrower or such Subsidiary (except dividends payable solely in shares of capital stock or rights to acquire capital stock of Alpha, and cash dividends payable solely to either Borrower by a Subsidiary), (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the capital stock of any Borrower or a Subsidiary thereof or (ii) any option, warrant, convertible security or other right to acquire shares of the capital stock of any Borrower or a Subsidiary thereof, other than, in either case, payments made solely to Alpha by a Subsidiary, and (c) any payment of any principal of, or premium or interest on, or any required or optional purchase, redemption or other retirement or other acquisition of any Subordinated Debt of any Borrower other than on terms expressly permitted under the subordination provisions approved by the Lenders.

                  "REVOLVING LINE OF CREDIT COMMITMENT EXPIRATION DATE" shall have the meaning specified in Section 1.1.

                  "REVOLVING LINE OF CREDIT COMMITMENT PERCENTAGE" shall mean, with respect to any Lender, that Lender's Revolving Line of Credit Commitment expressed as a percentage of the Total Revolving Line of Credit Commitment.

                  "REVOLVING LINE OF CREDIT EXTENSION OF CREDIT" shall have the meaning set forth in Section 1.5.

                  "REVOLVING LINE OF CREDIT COMMITMENT" shall have the meaning set forth in Section 1.1.

                  "REVOLVING LINE OF CREDIT LOANS" shall have the meaning set forth in Section 1.1.

                  "REVOLVING LINE OF CREDIT NOTE" shall have the meaning set forth in Section 1.3.

                  "SUBORDINATED DEBT" means indebtedness of the Borrowers that is subordinated to the Indebtedness of the Borrowers owing to the Lenders either
(a) pursuant to a subordination agreement in form and substance satisfactory to the Lenders between the Lenders and the holder(s) of such Indebtedness, or (b) pursuant to the terms thereof, where the Lenders have confirmed in writing that such terms are satisfactory to them.

                  "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

                  "TANGIBLE NET WORTH" means, at any time, the consolidated stockholders' equity of the Borrowers and their Subsidiaries at such time determined in accordance with GAAP, LESS all assets that are reflected on the consolidated balance sheet of the Borrowers and their Subsidiaries at such time that would be treated as intangibles under GAAP (including, but not limited, to goodwill, capitalized software and excess purchase costs), PLUS all then outstanding Subordinated Debt.

                  "TOTAL REVOLVING LINE OF CREDIT COMMITMENT" shall have the meaning set forth in Section 1.1.

                  "TYPE" shall refer to the determination of whether a Revolving Line of Credit Loan is a Prime Rate Loan or a LIBOR Loan, each of which shall constitute a Type.

                  "UCC" shall have the meaning given such term in the Security Agreement.

                  "UNFUNDED LIABILITIES" means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Borrower or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

         SECTION 11. Miscellaneous.

                  11.1 ACCOUNTING TERMS AND DEFINITIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with GAAP; PROVIDED that if any change in GAAP in itself materially affects the calculation of any financial covenant in this Agreement, the Borrowers may by notice to the Lenders, or the Lenders may by notice to the Borrower, require that such covenant thereafter be calculated in accordance with GAAP as in effect, and applied by the Borrowers, immediately before such change in GAAP occurs. If such notice is given, the compliance certificates delivered pursuant to Section 6.4(c) after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs. To enable the ready determination of compliance with the covenants set forth in this Agreement, the Borrowers will not change the date on which their fiscal year or any of their fiscal quarters end without thirty (30) days' prior notice to the Agent.

                  11.2 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Revolving Line of Credit Notes, or any other Loan Document nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) increase any Revolving Line of Credit Commitment of any of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest on, any Revolving Line of Credit Loan or fees hereunder; (iii) postpone any date fixed for any payment of principal of, or interest on, any Revolving Line of Credit Loan, or fee hereunder; (iv) change the percentage of any of the Revolving Line of Credit Commitments or of the aggregate unpaid principal amount of any of the Revolving Line of Credit Loans, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement;
(v) change any provision contained in this SECTION 11.2 hereof; (vi) release any substantial portion of the security for the Obligations of the Borrowers under this Agreement or any Revolving Line of Credit Note, except for dispositions permitted under Sections 5.2 or 9.3 or release any Guarantor of any of its obligations under the Guaranty or other document delivered by the Guarantor;
(vii) modify the definition of "Majority Lenders" as set forth in SECTION 10; or
(viii) in those provisions where consent or approval by the Majority Lenders is required, eliminate the requirement of such consent or approval. Upon receipt of an affidavit of an officer of Agent as to the loss, theft, destruction or mutilation of any Revolving Line of Credit Note or any other security document which is not of public record and in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of any such Revolving Line of Credit Note or other Loan Document, Borrowers will issue, in lieu thereof, a replacement Revolving Line of Credit Note or other Revolving Line of Credit Loan Document in the same principal amount thereof (to the extent applicable) and otherwise of like tenor.

                  11.3 NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, by a nationally recognized commercial overnight delivery service, by first class mail or by telecopy, delivered, addressed or transmitted, if to the Borrowers, at the following address: 20 Sylvan Road, Woburn, Massachusetts 01810, Attention: Paul
E. Vincent, Chief Financial Officer, Telecopy No. (617) 824-4564, with a copy to the attention of the Legal Department of the Borrower at the same address; if to SVB, at its address at Wellesley Office Park, 40 William Street, Wellesley, Massachusetts 02181, Attention: Jane A. Braun, Vice President, Telecopy No.
(781) 431-9906; and if to Fleet, at its address at Fleet Center, One Federal Street, Boston, Massachusetts 02110, Attention: Irina V. Case, Vice President, with a copy in the case of any notice to a Lender, to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention Dennis J. White, Esq., Telecopy No. (617) 338-2880 or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be deemed effective, (a) in the case of hand deliveries, when delivered; (b) in the case of an overnight delivery service, on the next Banking Day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of mail, three days after deposit in the postal system, first class postage prepaid; and (d) in the case of telecopy notices, when electronic indication of receipt is received, except that notices to any Lender pursuant to the provisions of Section 1.7 shall not be effective until received by such Lender.

                  11.4 NO WAIVER; REMEDIES. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder or under the Borrower Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Borrower Notes preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  11.5 RIGHT OF SET-OFF. (a) The Borrowers and the Guarantor hereby grant to the Lenders, a lien, security interest and right of setoff as security for all liabilities and obligations to the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits. collateral and property, now or hereafter in the possession, custody, safekeeping or control of banks or any entity under the control of Fleet Financial Group, Inc. or of Silicon Valley Bank, or in transit to any of them. At any time, without demand or notice, each Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrowers and the Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Revolving Line of Credit Loan. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE REVOLVING LINE OF CREDIT LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWERS OR THE GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                  (b) Each Lender agrees promptly to notify the Borrowers after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 11.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

                  11.6 EXPENSES; INDEMNIFICATION. (a) The Borrowers shall pay on demand (i) the reasonable fees and disbursements of counsel to the Lenders in connection with the preparation of this Agreement and the preparation or review of each agreement, opinion, certificate and other document referred to in or delivered pursuant hereto; (ii) all reasonable out-of-pocket costs and expenses of the Lenders in connection with the administration of this Agreement and the other Loan Documents, (including without limitation any lien search or filing fees) and any waiver or amendment of any provision hereof or thereof, including without limitation, the reasonable fees and disbursements of counsel for the Agent or Lenders, and of any field examiner or auditor retained by the Agent or the Lenders as contemplated in Section 6.8; and (iii) if any Event of Default occurs, all reasonable costs and expenses incurred by the Lenders, including the reasonable fees and disbursements of counsel to the Agent and the Lenders, and of any appraisers, environmental engineers or consultants, or investment banking firms retained by the Agent and the Lenders in connection with such Event of Default or collection, bankruptcy, insolvency and other enforcement proceedings related thereto. Each Borrower agrees on a joint and several basis to pay, indemnify and hold the Agent and the Lenders harmless from, any and all recording and filing fees, and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise or other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of or the consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or the other Loan Documents, or any documents delivered pursuant hereto or thereto.

                  (b) Each Borrower agrees on a joint and several basis to indemnify the Agent and each Lender and its officers and directors and hold the Agent and each Lender and its officers and directors harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and each Lender in connection with any investigative, administrative or judicial proceeding initiated by a third party, whether or not the Agent and each Lender shall be designated a party thereto) which may be incurred by the Agent and each Lender, relating to or arising out of this Agreement or any other Loan Document, or the existence of any Hazardous Substance on, in, or under any Borrower Property, or any violation of any applicable Environmental Laws for which the Borrower or any Subsidiary thereof has any liability or which occurs upon any Borrower Property, or the imposition of any Lien under any Environmental Laws, PROVIDED that neither the Agent nor any Lender shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  (c) The agreements in this Section 11.6 shall survive the repayment of the Borrower Notes, and all other amounts payable under this Agreement and the other Loan Documents.

                  11.7 BINDING EFFECT. (a) This Agreement shall become effective when it shall have been executed by the Borrowers, the Agent and the Lenders (provided, however, in no event shall this Agreement become effective until signed by an officer of SVB in California) and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  (b) Each Lender shall have the unrestricted right at any time or from time to time, and without Borrowers' or any Guarantor's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Borrower and each Guarantor agrees that it shall execute, or cause to be executed such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as such Lenders shall deem necessary to effect the foregoing. In addition, at the request of such Lenders and any such Assignee, Borrowers shall issue one or more new promissory notes, as applicable, to any such Assignee and, if such Lender has retained any of its rights and obligations hereunder following such assignment, to such Lenders, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by such Lenders prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and such Lenders after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by such Lenders in connection with such assignment, and the payment by Assignee of the purchase price agreed to by such Lenders, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of such Lenders hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith ) to the extent that such rights and obligations have been assigned by such Lenders pursuant to the assignment documentation between such Lenders and such Assignee, and such Lenders shall be released from its obligations hereunder and thereunder to a corresponding extent.

                  (c) Each Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to any Borrower or the Guarantor, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in such Lender's obligation to lend hereunder and/or any or all of the Revolving Line of Credit Loans held by such Lender hereunder. In the event of any such grant by such Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers, such Lender shall remain responsible for the performance of its obligations hereunder and the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. Such Lender may furnish any information concerning the Borrowers in its possession from time to time to prospective Participants, provided that such Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

                  (d) Each Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Revolving Line of Credit Note to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release such Lender from its obligations under any of the Loan Documents.

                  11.8 SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  11.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

                  11.10 WAIVER OF JURY TRIAL. THE AGENT, EACH LENDER AND EACH BORROWER AGREES THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR ANY COURSE OF CONDUCT, COURSE OR DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDERS AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDERS NOR THE BORROWERS HAVE AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDERS TO ACCEPT THE REVOLVING LINE OF CREDIT NOTES AND MAKE THE REVOLVING LINE OF CREDIT LOAN.

                  11.11 VENUE. CONSENT TO SERVICE OF PROCESS. EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (AND IN THE EVENT SVB IS FOR ANY REASON DENIED ACCESS TO THE COURTS OF MASSACHUSETTS, THEN SOLELY IN SUCH CASE, CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH

ARISES OUT OF OR BY REASON OF THIS AGREEMENT, THE BORROWER NOTES, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGEMENT RENDERED BY ANY SUCH COURTS IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

                  11.12 HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  11.13 COUNTERPARTS. This Agreement may be signed in one or more counterparts each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

                  11.14 JOINT AND SEVERAL OBLIGATIONS. Each and every representation, warranty, covenant and agreement made by either of the Borrowers, hereunder and under the other Loan Documents shall be joint and several, whether or not so expressed, and such obligations of either of the Borrowers shall not be subject to any counterclaim, setoff, recoupment or defense based upon any claim either Borrower may have against the other Borrower or the Agent or the Lenders, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition affecting the other Borrower, including without limitation (a) any waiver, consent, extension, renewal, indulgence or other action or inaction under or in respect of this Agreement or any other Loan Document, or any agreement or other document related thereto with respect to the other Borrower, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such agreement or instrument with respect to the other Borrower, or the failure to give notice of any of the foregoing to Trans-Tech, it being agreed by Trans-Tech that notice in each such case to Alpha shall be sufficient and that no notice to the Borrowers shall be effective without notice to Alpha; (b) any invalidity or unenforceability, in whole or in part, of any such agreement or instrument with respect to the other Borrower;
(c) any failure on the part of the other Borrower for any reason to perform or comply with any term of any such agreement or instrument; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the other Borrower or its properties or creditors; or (e) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, with respect to the other Borrower. Each Borrower hereby waives any requirement of diligence or promptness on the part of the Lender in the enforcement of the Lender's rights hereunder or under any other Loan Document with respect to the obligations of itself or of the other Borrower. Without limiting the foregoing any failure to make any demand upon, to pursue or exhaust any rights or remedies against a Borrower, or any delay with respect thereto, shall not affect the obligations of the other Borrower hereunder or under any other Loan Document.

                            [remainder of page blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                     ALPHA INDUSTRIES, INC.


                                     By: /s/ Paul E. Vincent
                                         -----------------------------------
                                         Name: Paul E. Vincent
                                         Title: Chief Financial Officer

                                     TRANS-TECH, INC.


                                     By: /s/ Paul E. Vincent
                                         -----------------------------------
                                         Name: Paul E. Vincent
                                         Title: Chief Financial Officer

                                     FLEET NATIONAL BANK, in its capacity as a Bank and as Agent hereunder


                                     By: /s/ Irina V. Case
                                         -----------------------------------
                                         Name: Irina V. Case
                                         Title: Vice President

                                     SILICON VALLEY EAST, a Division of Silicon
                                     Valley Bank, in its capacity as a Bank


                                     By: /s/ Jane A. Braun
                                         -----------------------------------
                                         Name: Jane A. Braun
                                         Title: Senior Vice President

                                     SILICON VALLEY BANK, in its capacity as
                                     a Bank


                                     By: /s/ Michael Jordan
                                         -----------------------------------
                                         Name: Michael Jordan
                                         Title: Vice President
                                         (Signed at Santa Clara, California)

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

Section 1.  Revolving Line of Credit Loans.................................... 1
         1.1  Amount.......................................................... 1
         1.2  Revolving Line of Credit Commitments............................ 1
         1.3  Revolving Line of Credit Notes.................................. 1
         1.4  Requests For Revolving Line of Credit Loans..................... 1
         1.5  Limit on Revolving Line of Credit Loans......................... 2
         1.6  Maturity Date of Revolving Line of Credit Loans................. 2
         1.7  Termination of Revolving Line Commitment........................ 2
         1.8  Letters of Credit............................................... 2

Section 2.  Interest Rates; Payments and Optional Prepayments................. 2
         2.1  Interest Rates.................................................. 2
         2.2  Manner and Place of Payment..................................... 3
         2.3  Payments Due on Saturdays, Sundays and Holidays................. 4
         2.4  Computations.................................................... 4
         2.5  Minimum and Maximum Amounts..................................... 4
         2.6  Certain Notices................................................. 4
         2.7  Additional Costs................................................ 5
         2.8  Limitation on Types of Loans.................................... 6
         2.9  Illegality...................................................... 6
         2.10 Substitute Prime Rate Loans..................................... 6
         2.11 Compensation.................................................... 6
         2.12 Capital Adequacy................................................ 6
         2.13 Optional Prepayments............................................ 7

Section 3. Guaranty........................................................... 7
         3.1 Guaranty......................................................... 7

Section 4. Conditions Precedent............................................... 7
         4.1 This Agreement and the Revolving Line of Credit Notes............ 7
         4.2 No Default....................................................... 8
         4.3 Correctness of Representations................................... 8
         4.4 Opinion of Counsel for the Borrowers............................. 8
         4.5 Governmental Approvals........................................... 8
         4.6 Supporting Documents............................................. 8
         4.7 Commitment Fee................................................... 9
         4.8 Legal Matters.................................................... 9

Section 5. Representations and Warranties..................................... 9
         5.l Corporate Status................................................. 9
         5.2 No Violation..................................................... 9
         5.3 Corporate Power and Authority.................................... 9
         5.4 Enforceability................................................... 9
         5.5 Governmental Approvals........................................... 9
         5.6 Financial STatements.............................................10
         5.7 No Material Change...............................................10
         5.8 Litigation.......................................................10
         5.9 Compliance with Other Instruments: Compliance with Law...........10
         5.10 Subsidiaries....................................................10
         5.11 Investment Borrower Status; Limits on Ability to Incur
                Indebtedness..................................................11
         5.12 Title to Property...............................................11
         5.13 ERISA...........................................................11

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE
                                                                            ----

         5.14 Taxes ..........................................................11
         5.15 Environmental Matters ..........................................11
         5.16 Intellectual Property ..........................................12

Section 6. Affirmative Covenants .............................................12
         6.1 Maintenance of Existence ........................................12
         6.2 Taxes and Other Liens ...........................................12
         6.3 Insurance .......................................................12
         6.4 Financial Statements, Etc .......................................12
         6.5 Notice of Default ...............................................13
         6.6 Environmental Matters ...........................................13
         6.7 ERISA Information ...............................................14
         6.8 Inspection ......................................................14
         6.9 Use of Proceeds .................................................14
         6.10 Further Assurances .............................................15
         6.11 Subsidiaries ...................................................15

Section 7. Negative Covenants ................................................15
         7.1 ERISA ...........................................................15
         7.3 Consolidation, Merger or Acquisition ............................15
         7.4 Disposition of Assets ...........................................16
         7.5 Indebtedness ....................................................16
         7.6 Liens ...........................................................16
         7.7 Restricted Payments .............................................17
         7.8 Investments .....................................................17
         7.9 Sale and Leaseback ..............................................18
         7.10 Additional Stock Issuance by Subsidiaries ......................18
         7.11 Quick Ratio ....................................................18
         7.12 Minimum Profitability ..........................................18
         7.13 Tangible Net Worth .............................................18
         7.14 Capital Expenditures ...........................................18

Section 8. Events of Default .................................................18
         8.1 Events of Default ...............................................18
         8.2 Remedies Upon an Event of Default ...............................20

Section 9. The Agent .........................................................20
         9.1 Appointment of Agent; Powers and Immununities....................20
         9.2 Actions By Agent ................................................21
         9.3 Indemnification .................................................21
         9.4 Reimbursement ...................................................21
         9.5 Non-Reliance on Agent and Other Lenders .........................22
         9.6 Resignation or Removal of Agent .................................22
         9.7 Ratable Sharing .................................................22

Section 10. Definitions ......................................................23
         10.1 Certain Definitions ............................................23

Section 11. Miscellaneous ....................................................30
         11.1 Accounting Terms and Definitions ...............................30
         11.2 Amendments, Etc ................................................30
         11.3 Notices, Ere ...................................................31

                                TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE

11.4 No Waiver; Remedies .....................................................31
11.5 Right of Set-off ........................................................31
11.6 Expenses; Indemnification ...............................................31
11.7 Binding Effect ..........................................................32
11.8 Severability ............................................................33
11.9 GOVERNING LAW ...........................................................33
11.10 WAIVER OF JURY TRIAL ...................................................33
11.11 VENUE, CONSENT TO SERVICE OF PROCESS ...................................33
11.12 Headings ...............................................................34
11.13 Counterparts ...........................................................34
11.14 Joint and Several Obligations ..........................................34

Exhibits

A-1      -        Revolving Line of Credit Note (SVB)
A-2      -        Revolving Line of Credit Note (Fleet)
B        -        Compliance Certificate
C        -        Guarantee of Alpha Securities Corp.
D        -        Investment Policy of Alpha Industries, Inc.


Schedule

A        -        Disclosure Schedule

                                    GUARANTEE


                  GUARANTEE dated as of November 1, 1999 made by ALPHA SECURITIES CORP., a Massachusetts corporation (the "GUARANTOR"), for the benefit of SILICON VALLEY BANK ("SVB"), and FLEET BANK OF MASSACHUSETTS, N.A.("FLEET", together with SVB, the "BANKS" and each a "BANK") and Fleet as agent for the Banks (together with its successors in such capacity, the "AGENT").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, pursuant to the Revolving Credit Agreement dated as of November 1, 1999 among Alpha Industries, Inc., ("ALPHA") a Delaware corporation and the corporate parent of the Guarantor together with Trans-Tech, Inc., a Maryland corporation and a subsidiary of Alpha (together, the "BORROWERS"), the Agent, and the Banks (as the same may be amended, modified, supplemented, extended or restated from time to time, the "CREDIT AGREEMENT"), the Banks have agreed, subject to the terms and conditions thereof, to make advances and other extensions of credit for the benefit of the Borrower;

         WHEREAS, it is a condition precedent to the obligation of the Banks to make such advances to the Borrowers and other extensions of credit under the Credit Agreement that, among other things, the Guarantor shall have executed and delivered a guarantee of the obligations of the Borrowers under the Credit Agreement, including, without limitation, the Borrowers' obligations under their promissory notes to the Banks issued pursuant to the Credit Agreement (as the same may be amended, modified, supplemented, extended or restated from time to time, the "NOTES");

                  NOW, THEREFORE, in consideration of the premises and to induce the Banks to make advances and other extensions of credit for the benefit of the Borrowers thereunder, the Guarantor hereby agrees with the Collateral Agent and the Banks as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined. In addition, the following terms shall have the meanings set forth below:

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, operations, property, condition (financial or otherwise) or prospects of the Guarantor, or of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of the Guarantor to perform its obligations under this Guarantee, or (c) the validity or enforceability of this Guarantee, or the rights of the Banks hereunder.

                  "OBLIGATIONS" shall mean all obligations of the Borrowers to the Agent and the Banks, whether such obligations are now existing or hereafter incurred or created, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including, without limitation, (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrowers) on any advance to the Borrowers under the Credit Agreement or the Notes;
         (b) all other amounts (including, without limitation, any fees or expenses) payable by the Borrowers under the Credit Agreement, the Notes or any other Loan Document; (c) all amounts payable to either Bank in connection with the issuance of any letter of credit by such Bank for the account of the Borrowers or any drawing thereunder, including without limitation, any reimbursement obligation and letter of credit fees payable under any letter of credit application or reimbursement agreement executed by the Borrowers in connection with any such letter of credit; and (d) any renewals, refinancings or extensions of any of the foregoing.

                  2. GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees to the Agent and the Banks the prompt and complete payment and performance by the Borrowers when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor further agrees to pay any and all expenses

(including, without limitation, all reasonable fees and disbursements of counsel to the Agent and the Banks) which may be paid or incurred by the Banks in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Revolving Line of Credit under the Credit Agreement is terminated, notwithstanding that from time to time prior thereto the Borrowers may be free from any Obligations.

                  3. RIGHT OF SET-OFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits (general or special, time or demand, provisional or final, including, but not limited to indebtedness evidenced by a certificate of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by either Bank to the Guarantor may, at any time and from time to time after the occurrence of an Event of Default, without notice to the Guarantor or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived to the extent permitted by law) be set off, appropriated, and applied by either Bank against any and all obligations of the Guarantor to either Bank (irrespective of whether such obligations may be contingent or unmatured at such time) in such manner as such Bank in its sole discretion may determine, and the Guarantor hereby grants both Banks a continuing security interest in such deposits and indebtedness for the payment and performance of such obligations. [Conform]

                  4. SUBROGATION AND CONTRIBUTION. Until such time as the Obligations are paid in full, the Guarantor irrevocably and unconditionally waives any and all rights to which it may be entitled, by operation of law or otherwise, (a) to be subrogated, with respect to any payment made by the Guarantor hereunder, to the rights of the Agent and the Banks against the Borrowers, or otherwise to be reimbursed, indemnified or exonerated by the Borrowers in respect thereof or (b) to receive any payment, in the nature of contribution or for any other reason, from any other guarantor of the Obligations with respect to any payment made by the Guarantor hereunder.

                  5. EFFECT OF BANKRUPTCY STAY. If acceleration of the time for payment or performance of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrowers or any other Person or otherwise, all such amounts otherwise subject to acceleration shall nonetheless be payable by the Guarantor under this Guarantee forthwith upon demand.

                  6. RECEIPT OF LOAN DOCUMENTS, ETC. The Guarantor confirms, represents and warrants to the Agent and the Banks that (a) it has received true and complete copies of the Credit Agreement, the Notes and the other Loan Documents from the Borrowers, has read the contents thereof and reviewed the same with legal counsel of its choice; (b) no representations or agreements of any kind have been made to the Guarantor which would limit or qualify in any way the terms of this Guarantee; (c) this Guarantee is executed at the Borrowers' request and not at the request of the Bank; (d) the Agent and the Banks have made no representation to the Guarantor as to the creditworthiness of the Borrowers; and (d) the Guarantor has established adequate means of obtaining from the Borrowers on a continuing basis information regarding the Borrowers' financial condition. The Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect the Guarantor's risks under this Guarantee, and the Guarantor further agrees that the Banks shall have no obligation to disclose to the Guarantor any information or documents acquired by the Banks in the course of their relationship with the Borrowers.

                  7. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. The obligations of the Guarantor under this Guarantee shall remain in full force and effect without regard to, and shall not be released, altered, exhausted, discharged or in any way affected by any circumstance or condition (whether or not the Borrowers shall have any knowledge or notice thereof), including without limitation: (a) any amendment or modification of or supplement to the Credit Agreement, the Notes, or any other Loan Document, or any obligation, duty or agreement of the Borrowers or any other Person thereunder or in respect thereof;
(b) any assignment or transfer in whole or in part of any of the Obligations,
(c) any furnishing or acceptance of any direct or indirect security or guarantee, or any release of or non-perfection or invalidity of any direct or indirect security or guarantee, for any of the Obligations, (d) any waiver, consent, extension, renewal, indulgence, settlement, compromise or other action or inaction under or in respect of the Credit Agreement, the Notes, or any other Loan Document, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument (whether by operation of law or otherwise), (e) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to either Borrower or any other Person or any of their respective properties or creditors or any resulting release or discharge of any Obligations, (f) the voluntary or involuntary sale or other disposition of all or substantially all the assets of either Borrower or any other Person, (g) the voluntary or involuntary liquidation, dissolution or termination of either Borrower or any other Person, (h) any invalidity or unenforceability, in whole or in part, of any term hereof or of the Credit Agreement, the Notes, or any other Loan Document, or any obligation, duty or agreement of the Borrowers or any other Person thereunder or in respect thereof, or any provision of any applicable law or regulation purporting to prohibit the payment or performance by the Borrowers or any other Person of any Obligations, (i) any failure on the part of either Borrower or any other Person for any reason to perform or comply with any term of the Credit Agreement, the Notes, or any other Loan Document or any other agreement, or (j) any other act, omission or occurrence whatsoever, whether similar or dissimilar to the foregoing. The Guarantor authorizes each Borrower, each other guarantor in respect of Obligations and the Banks at any time in their discretion, as the case may be, to alter any of the terms of Obligations.

                  8. GUARANTOR AS PRINCIPAL. If for any reason either Borrower or any other Person is under no legal obligation to discharge any Obligations, or if any other moneys included in Obligations have become unrecoverable from either Borrower or any other Person by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Obligation or of the Credit Agreement, the Notes, or any other Loan Document, the legal disability of either Borrower or any other obligor in respect of Obligations, any discharge of or limitation on the liability of either Borrower or any other person or any limitation on the method or terms of payment under any Obligation, or of the Credit Agreement, the Notes, or any other Loan Document, which may now or hereafter be caused or imposed in any manner whatsoever (whether consensual or arising by operation of law or otherwise), this Guarantee shall nevertheless remain in full force and effect and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all Obligations.

                  9. WAIVER OF DEMAND, NOTICE, ETC. The Guarantor hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance, notice of nonperformance, protests, notices of protests and notices of dishonor in connection with the Obligations or the Credit Agreement, the Notes, or any other Loan Document, including but not limited to notice of additional indebtedness constituting Obligations or the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Borrowers, the Agent and the Banks, any endorser or creditor of the Borrowers or any other Person; (b) any notice of any indulgence, extensions or renewals granted to any obligor with respect to Obligations; (c) any requirement of diligence or promptness in the enforcement of rights under the Credit Agreement, the Notes, or any other Loan Document, or any other agreement or instrument directly or indirectly relating thereto or to the Obligations; (d) any enforcement of any present or future agreement or instrument relating directly or indirectly thereto or to the Obligations; (e) notice of any of the matters referred to in PARAGRAPH 8 above, (f) any defense of any kind which the Guarantor may now have with respect to his liability under this Guarantee; (g) any right to require the Agent or the Banks, as a condition of enforcement of this Guarantee, to proceed against the Borrowers or any other Person or to proceed against or exhaust any security held by the Agent or the Banks at any time or to pursue any other right or remedy in the Banks' power before proceeding against the Guarantor; (h) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of the Banks to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other Person or Persons; (i) any defense based upon an election of remedies by the Banks; (j) any defense arising by reason of any "one action" or "anti-deficiency" law or any other law which may prevent the Banks from bringing any action, including a claim for deficiency, against the Guarantor, before or after the Banks' commencement of completion of any foreclosure action, either judicially or by exercise of a power of sale; (k) any defense based upon any lack of diligence by the Banks in the collection of any Obligation; (l) any duty on the part of the Banks to disclose to the Guarantor any facts the Banks may now or hereafter know about the Borrowers or any other obligor in respect of Obligations; (m) any defense arising because of an election made by the Banks under Section 1111(b)(2) of the Federal Bankruptcy Code; (n) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; and (o) any defense based upon or arising out of any defense which either Borrower or any other Person may have to the payment or performance of Obligations (including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability and usury). Guarantor acknowledges and agrees that each of the waivers set forth herein on the part of the Guarantor is made with Guarantor's full knowledge of the significance and consequences thereof and that under the circumstances the waivers are reasonable. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by such law or public policy.

                  10. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or the Banks upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  11. PAYMENTS. The Guarantor hereby agrees that the Obligations will be paid to each Bank without set-off or counterclaim in immediately payable funds U.S. Dollars at the respective Offices of the Banks, or to such other location as the Banks shall notify the Guarantor.

                  12. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that:

                  (a) CORPORATE EXISTENCE. The Guarantor and each of its Subsidiaries is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, and is duly licensed or qualified as a foreign corporation in all states wherein the nature of its property owned or business transacted by it makes such licensing or qualification necessary, except where the failure to be licensed or to so qualify could not have a Material Adverse Effect.

                  (b) NO VIOLATION. The execution, delivery and performance of this Guarantee will not contravene any provision of law, statute, rule or regulation to which the Guarantor or any of its Subsidiaries is subject or any judgment, decree, franchise, order or permit applicable to the Guarantor or any of its Subsidiaries, or will conflict or will be inconsistent with or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor or any of its Subsidiaries pursuant to the terms of any Contractual Obligation of the Guarantor or any of its Subsidiaries, or violate any provision of the corporate charter or by-laws of the Guarantor or any of its Subsidiaries.

                  (c) CORPORATE AUTHORITY AND POWER. The execution, delivery and performance of this Guarantee is within the corporate powers of the Guarantor and has been duly authorized by all necessary corporate action.

                  (d) ENFORCEABILITY. This Guarantee constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity or at law.

                  (e) GOVERNMENTAL APPROVALS. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Guarantee, or the taking of any action contemplated hereby or thereby.

                  (f) LITIGATION. There are no actions, suits or proceedings pending or threatened against or affecting the Guarantor or any of its Subsidiaries before any Governmental Authority, which in any one case or in the aggregate, if determined adversely to the interests of the Guarantor or any Subsidiary thereof, would have a Material Adverse Effect.

                  (g) COMPLIANCE WITH OTHER INSTRUMENTS; COMPLIANCE WITH LAW.
         (A) Neither the Guarantor nor any Subsidiary thereof is in default under (B) any Contractual Obligation, where such default could have a Material Adverse Effect, or (C) the terms of any agreements relating to any Indebtedness of the Guarantor or such Subsidiary.

                  (h) Neither the Guarantor nor any Subsidiary thereof is in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Guarantor or any Subsidiary thereof which could have a Material Adverse Effect.

                  (i) SUBSIDIARIES.  The Guarantor has no Subsidiaries.

                  (j) INVESTMENT COMPANY STATUS; LIMITS ON ABILITY TO INCUR INDEBTEDNESS. Neither the Guarantor nor any of its Subsidiaries is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended. The Guarantor is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

                  (k) TITLE TO PROPERTY. The Guarantor and each of its Subsidiaries has good and marketable title to all of its properties and assets, in each case including the properties and assets reflected in the consolidated balance sheet of the Borrowers and their Subsidiaries as of the Financial Statements Date, except properties and assets disposed of since that date in the ordinary course of business, and none of such properties or assets is subject to (i) any Lien except for Permitted Liens, or (ii) a defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. The Guarantor and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair such properties or assets. All such leases are valid and subsisting and are in full force and effect.

         13. SUBORDINATION OF CLAIMS AGAINST BORROWERS. Without limiting the provisions of PARAGRAPH 4 hereof, the Guarantor hereby irrevocably agrees that any and all claims which the Guarantor may now or hereafter have against the Borrowers or any other guarantor of the Obligations, including, without limitation, the benefit of any setoff or counterclaim or proof against dividend, composition or payment by the Borrowers or such other guarantor, shall be subject and subordinate to the prior payment in full of all of the Obligations to the Collateral Agent and the Banks. After the occurrence of a Default, the Guarantor shall not claim from the Borrowers or such other guarantor, or with respect to any of their respective properties, any sums which may be owing to the Guarantor, or have the benefit of any setoff or counterclaim or proof against dividend, composition or payment by the Borrowers or such other guarantor, until all Guaranteed Obligations shall have been paid in full. Should any payment or distribution or security or the benefit of proceeds thereof be received by the Guarantor upon or with respect to amounts due to him from the Borrowers or any other guarantor of the Obligations after a Default has occurred and prior to the payment in full of all Obligations, the Guarantor will forthwith deliver the same to the Banks in precisely the form received (except for endorsement or assignment where necessary), for application in or towards repayment of the Obligations and, until so delivered, the same shall be held in trust as property of the Banks. In the event of the failure of the Guarantor to make any such endorsement or assignment, the Collateral Agent and the Banks are hereby irrevocably authorized to make the same on behalf of the Guarantor.

         14. SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15. PARAGRAPH HEADINGS. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         16. NO WAIVER, CUMULATIVE REMEDIES. The Agent and the Banks shall not by any act (except by a written instrument pursuant to PARAGRAPH 17 hereof), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or the Banks, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or the Banks of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Banks would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         17. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor, the Agent and the Banks, provided that any provision of this Guarantee may be waived by the Agent and the Banks in a letter or agreement executed by the Collateral Agent and the Banks or by telecopy from the Agent and the Banks. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Banks and its successors and assigns.

         18. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; GOVERNING LAW. THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS GUARANTEE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         BY ITS EXECUTION AND DELIVERY OF THIS GUARANTEE, THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (AND IN THE EVENT SVB IS FOR ANY REASON DENIED ACCESS TO THE COURTS OF MASSACHUSETTS, THEN SOLELY IN SUCH CASE, CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS GUARANTEE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

         THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         19. NOTICES. All notices under this Guarantee shall be in writing, and shall be delivered by hand, by a nationally recognized commercial overnight delivery service, by first class mail or by telecopy, delivered, addressed or transmitted, if to the Agent or the Banks, at their address or telecopy number set out in the Credit Agreement, and if to the Guarantor, at its address or telecopy number set out below its signature in this Guarantee. Such notices shall be effective (a) in the case of hand deliveries, when received; (b) in the case of an overnight delivery service, on the next Banking Day after being placed in the possession of such delivery service, with delivery charges prepaid, (c) in the case of mail, three days after deposit in the postal system, first class postage prepaid; and (d) in the case of telecopy notices, when electronic indication of receipt is received. Either party may change its address and telecopy number by written notice to the other.

         IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

                                       ALPHA SECURITIES CORP.




                                       By _________________________________
                                          Name:
                                          Title:

                                       Address for Notices:

                                       20 Sylvan Road
                                       Woburn, MA  01824

                                       ------------------------------------

                                       Telecopy No.: _________

                                                                     EXHIBIT A-1
                                                                     -----------

                                 PROMISSORY NOTE
                        (Revolving Line of Credit Loans)


$2,500,000                                     Woburn, Massachusetts
                                               Dated as of November 1, 1999


         For value received, the undersigned, ALPHA INDUSTRIES, INC., a Delaware corporation, and TRANS-TECH, INC., a Maryland corporation (each a "BORROWER" and collectively the "BORROWERS"), jointly and severally promise to pay to SILICON VALLEY BANK (the "BANK") at the office of the Bank located at 3003 Tasman Drive, Santa Clara, California 95054, or to its order, the lesser of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) or the outstanding principal amount hereunder, on October 31, 2000 (the "MATURITY DATE"), together with interest on the principal amount hereof from time to time outstanding payable at the times and at the rate set forth in the Credit Agreement referred to below.

         Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

         This promissory note is one of the Revolving Line of Credit Notes referred to in the Section 1.3(i) of that certain revolving credit agreement dated November 1, 1999, by and among the Bank, Fleet National Bank as Agent and a bank and the Borrowers together with all related schedules, as the same may be amended, modified or supplemented from time to time (the "CREDIT AGREEMENT"), and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein.

         Upon the occurrence of any Event of Default under, and as defined in, the Credit Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

         The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute PRIMA FACIE evidence of the accuracy of the information so endorsed.

         If the entire amount of any required payment of principal and/or interest is not paid within ten (10) Business Days after the same is due, the Borrowers shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

         Each of the undersigned agrees to pay all reasonable costs and expenses of the Agent and the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of its rights hereunder and thereunder.

         No delay or omission on the part of the Agent or the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Agent or the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrowers and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

         The Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this promissory note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

         THIS NOTE HAS BEEN DELIVERED TO THE BANK AND ACCEPTED BY THE BANK IN THE STATE OF CALIFORNIA.

         THE BORROWERS HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (OR IF FOR ANY REASON ACCESS TO SUCH COURTS IS DENIED TO THE BANK, THEN, IN THE STATE OF CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

                            (remainder of page blank)

         ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.



Attest:                                      ALPHA INDUSTRIES, INC.

________________________                     By: ____________________________
Name:                                            Name:
Title:                                           Title:


[Seal]




Attest:                                      TRANS-TECH, INC.

________________________                     By: ____________________________
Name:                                            Name:
Title:                                           Title:



[Seal]

                                                                     EXHIBIT A-2
                                                                     -----------

                                 PROMISSORY NOTE
                        (Revolving Line of Credit Loans)


$7,500,000                                     Woburn, Massachusetts
                                               Dated as of November 1, 1999

         For value received, the undersigned, ALPHA INDUSTRIES, INC., a Delaware corporation, and TRANS-TECH, INC., a Maryland corporation (each a "BORROWER" and collectively the "BORROWERS"), jointly and severally promise to pay to FLEET NATIONAL BANK (the "BANK") at the office of the Bank located at One Federal Street, Boston, Massachusetts 02110, or to its order, the lesser of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) or the outstanding principal amount hereunder, on October 31, 2000 (the "MATURITY DATE"), together with interest on the principal amount hereof from time to time payable at the times and outstanding at the rate set forth in the Credit Agreement referred to below.

         Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

         This promissory note is one of the Revolving Line of Credit Notes referred to in the Section 1.3(i) of that certain Revolving Credit Agreement dated November 1, 1999 by and among the Bank, Fleet National Bank as Agent and a bank and the Borrowers together with all related schedules, as the same may be amended, modified or supplemented from time to time (the "CREDIT AGREEMENT"), and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein.

         Upon the occurrence of any Event of Default under, and as defined in, the Credit Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

         The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute PRIMA FACIE evidence of the accuracy of the information so endorsed.

         If the entire amount of any required payment of principal and/or interest is not paid within ten (10) Business Days after the same is due, the Borrowers shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

         Each of the undersigned agrees to pay all reasonable costs and expenses of the Agent or the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of its rights hereunder and thereunder.

         No delay or omission on the part of the Agent or the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrowers and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

         The Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this promissory note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

         THE BORROWERS HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

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



         ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.



Attest:                                      ALPHA INDUSTRIES, INC.

________________________                     By: ____________________________
Name:                                            Name:
Title:                                           Title:


[Seal]




Attest:                                      TRANS-TECH, INC.

________________________                     By: ____________________________
Name:                                            Name:
Title:                                           Title:



[Seal]








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